   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 2005

                                                Registration No. 333-__________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 10549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Commission File Number 000-26559


                         CHINA MOBILITY SOLUTIONS, INC.

                 (Name of Small Business Issuer in its charter)


             Florida                       7374                         330-751560
(State or other jurisdiction of    Primary Standard Industrial    (I.R.S. Employer
 incorporation or organization)    Classification Code Number    Identification No.)


                          #900 - 789 West Pender Street
                         Vancouver, B.C. Canada V6C 1H2
                                 (604) 632-9638


          (Address and telephone number of principal executive offices)

                          #900 - 789 West Pender Street
                         Vancouver, B.C. Canada V6C 1H2
                                 (604) 632-9638


                    (Address of principal place of business)

      Copies of all communications to agent for service should be sent to:

                             Elliot H. Lutzker, Esq.
                               Robinson & Cole LLP
                          885 Third Avenue, Suite 2800
                             New York, NY 10022-4834
                            Telephone: (212) 451-2900
                            Facsimile: (212) 451-2999

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                       PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF EACH CLASS OF             AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
SECURITIES TO BE REGISTERED         REGISTERED             SHARE(1)              PRICE(1)          REGISTRATION FEE
---------------------------        ------------       ------------------    ------------------     ----------------
Common stock, par value,
$.001 per share                    9,571,486(2)               $0.57          $5,455,747                $642.14
Common stock, par value,
$.001 per share                    1,000,000(3)               $0.57            $570,000                 $67.09
Common stock, par value,
$.001 per share                    9,571,486(4)               $0.57          $5,455,747                $642.14
Common stock, par value,
$.001 per share                    9,571,486(5)               $0.57          $5,455,747                $642.14
Common stock, par value,
$.001 per share                    7,178,572(6)               $0.57          $4,091,786                $481.60
Total                             36,893,030                                $21,029,027               $2475.11


(1) Estimated solely for purposes of calculating the registration fee pursuant to Securities Act Rule 457(c), based on the last sale price of the Registrant's common stock of $0.57 on September 9, 2005 on the NASD Over-the-Counter Bulletin Board.
(2) Represents shares of common stock underlying the Debentures ("Debenture Shares").
(3) Represents shares of common stock based on interest of not less than 6%, but at least equal to 2% plus the one-month London Inter-Bank Offer Rate (LIBOR).
(4)Represents shares of common stock underlying the Class A Warrants ("Warrant Shares").
(5)Represents shares of common stock underlying the Class B Warrants ("Warrant Shares").
(6) Represents shares of common stock underlying the placement agent warrants ("Agent Warrant Shares").

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                SUBJECT TO COMPLETION - DATED SEPTEMBER 14, 2005

                         CHINA MOBILITY SOLUTIONS, INC.

                        36,893,030 Shares of Common Stock

This prospectus relates to the public offering of 28,714,458 shares of our common stock sold by Meyers Associates, L.P., the placement agent ("Placement Agent" or "Meyers"), on a "best efforts, all or none basis" (the "Offering") on behalf of China Mobility Solutions, Inc. to accredited investors and institutional investors in a private equity offering, together with 7,178,572 shares of our common stock issuable to Meyers under Placement Agent Warrants, as well as 1 million shares issuable in payment of interest. The shares may be offered in transactions conducted on the NASD Over-The-Counter Bulletin Board ("OTCBB"), in privately negotiated transactions or through a combination of such methods. The shares may be sold at prices relating to the prevailing market prices, at privately negotiated prices or at other prices, which may change from time to time and from offer to offer.

Our common stock is currently traded on the OTCBB, under the symbol "CHMS.OB." On September 13, 2005, the closing price of our common stock, as reported by the OTCBB, was $0.51 per share.

The shares being offered pursuant to this prospectus involve a high degree of risk. Persons should not invest unless they can afford to lose their entire investment. You should carefully read and consider the "Risk Factors" commencing on page 7 for information that should be considered in determining whether to purchase any of the shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this Prospectus is             , 2005

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

Government filings. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, we file annual, quarterly and special reports, proxy statements and other documents with the SEC. These reports, proxy statements and other documents may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. You may also obtain copies of such material by mail from the public reference facilities of the SEC's Washington, D.C. offices, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on their public reference facilities. In addition, the SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding companies, including us, that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.


TABLE OF CONTENTS                                                         Page

INTRODUCTORY COMMENTS........................................................3
SUMMARY......................................................................3
WHERE YOU CAN FIND MORE INFORMATION..........................................6
RISK FACTORS.................................................................7
CHANGES IN ACCOUNTANTS......................................................14
USE OF PROCEEDS.............................................................15
PRICE RANGE OF COMMON STOCK.................................................15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS .................16
BUSINESS....................................................................21
MANAGEMENT..................................................................31
PRINCIPAL STOCKHOLDERS......................................................33
SELLING STOCKHOLDERS........................................................35
DESCRIPTION OF SECURITIES...................................................36
PLAN OF DISTRIBUTION........................................................38
EXPERTS.....................................................................39
LEGAL MATTERS...............................................................39
INDEX TO FINANCIAL STATEMENTS...............................................41

                              INTRODUCTORY COMMENTS

USE OF NAMES

Throughout this prospectus, the terms "we," "us," "our" and "our company" refer to China Mobility Solutions, Inc. (or "China Mobility" or "CHMS").

FORWARD-LOOKING STATEMENTS

         Statements contained in this report include "forward-looking statements" within the meaning of such term in Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by the forward-looking statements not to occur or be realized. Forward-looking statements generally are based on our best estimates of future results, performances or achievements, based upon current conditions and the most recent results of the companies involved and their respective industries. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "could," "project," "expect," "believe," "estimate," "anticipate," "intend," "continue," "potential," "opportunity" or similar terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions.

         Potential risks and uncertainties include, among other things, such factors as:

         o   our business strategies and future plans of operations,

         o general economic conditions in the United States and elsewhere, as well as the economic conditions affecting the industries in which we operate,

         o the market acceptance and amount of sales of our products and services, o our historical losses,

         o the competitive environment within the industries in which we compete,

         o our ability to raise additional capital, currently needed for expansion,

         o the other factors and information discussed in other sections of this prospectus and in the documents incorporated by reference in this prospectus.

         Persons reading this prospectus should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                     SUMMARY

OUR COMPANY

China Mobility Solutions, Inc. ("CHMS" or the "Company") is one of the first companies to focus on providing mobile solutions to many diverse businesses throughout the People's Republic of China ("China"). Through its subsidiary QuickNet Telecommunication Corp. ("QuickNet"), an SMS (short message service) provider in Beijing, China, the Company is presently focused on its mobile marketing solutions for enterprises. QuickNet is one of the first companies to focus on mobile solutions for businesses in China. QuickNet's strategy of targeting corporate users is aimed at achieving a higher percentage of recurring revenue and better margins. See the "Business" section of this Prospectus.

CHMS launched its mobile marketing services in July 2003 and became cash flow positive by the end of 2003. The Company generated about U.S. $4 million of sales in 2004 and increased its cash position by U.S. $2 million in 2004 to U.S. $5 million. However, in accordance with U.S. generally accepted accounting principles (GAAP), all revenue needs to be deferred for 12 months. Therefore, the Company had operating losses of $242,216 in 2004 and $190,710 in 2003. Investors should read the Company's financial statements, especially the notes thereto.

In January 6, 2003, the Company announced the acquisition of Windsor Education Academy Inc., a Richmond, British Columbia based school specializing on the education and training field providing English as a second Language ("ESL") in British Columbia. The Company's contract with the government to provide ESL ended on March 31, 2005.

CHMS has an accumulated customer base of 19,000, and has access to a database of about 500,000 corporate clients from knowledge gained from its previous Chinese Internet technology business.

There are more than 350 million cellular phone customers in China, which already surpasses the United States with about 170 million cellular phone customers according to the China Ministry of Information ("MII") and Cellular Telecommunications & Internet Association. Currently, there are about 1 billion SMS sent per day in China, which accounts for about one-third of the world traffic, according to Anbound Information Corporation. With the penetration rate just above 20%, however, there is still considerable room for growth in the Chinese mobile market. This data is provided by MII. Pacific Growth Equities of San Francisco foresees 500 million mobile phone users in China by 2007.

CHMS's first application in mobile marketing is the use of the mobile medium as a communications and entertainment channel between a brand and an end-user. Mobile marketing can be used in a wide variety of ways, such as for customer retention, to raise brand awareness and for advertising purposes. Businesses that purchase this service will send out messages through the Company's platform, which has been connected by Chinese mobile carriers to the targeted customers. All types of mobile phones may be used for this service.

CHMS has a strong management team with successful management record with the previous development of a profitable internet service company with over 200 employees and 19 offices across the world.

The Company will use four outlets to approach the market for its business solutions:

         o Agencies - We have primarily made sales for our mobile marketing services via advertising agencies. We have made approximately 91% of such sales from advertising agencies. These agencies are paid sales commissions of between 15% and 20% under contracts with the Company.

         o Mobile Carriers - In the future, we intend to co-market mobile carriers' mobile solutions to enterprises and use mobile carriers' extensive connections and influence to lead to potentially more clients.

         o In-House Sales Staff - The Company has a database of 500,000 enterprises through its previous Internet services. Through direct mail, advertising, telephone calling and SMS, the in-house sales staff of approximately 23 persons will contact many of these companies.

         o Sales support offices - The Company plans to set up small sales support offices across China to enhance local presence, provide customer support and show responsiveness. Currently, we have offices in Beijing, Shanghai and Shenzhen.

As discussed under the "Business" section of this Prospectus, the Company will need to raise a significant amount of additional funds to implement its strategy of promoting its mobile solutions to businesses throughout China; establishing sales support offices in key urban centers in China; developing new solutions that are being demanded by enterprises; and acquiring other mobile companies that will deliver synergistic benefits. The Company does not have any binding commitments for such additional capital as of the date of this Prospectus and no assurances can be given that it will be able to raise any additional capital.

The Company was formed in Florida under the name Placer Technologies, Inc. on September 9, 1996. The Company changed its name to "China Mobility Solutions, Inc." in June 2004. Up until late 2002, the Company's business was focused on domain name registration, webhosting, and web design services.

                                  THE OFFERING


The Offering of 134 units ("Units") was for $2 million on a "best efforts - all or none basis" with an over-subscription of $1,350,000, all of which was sold. Each Unit was sold for $25,000, consisting of $25,000 principal amount of senior convertible debentures (the "Debentures"), and Class A Warrants and Class B Warrants, to purchase shares of common stock, $0.001 par value (the "Common Stock") of the Registrant. The Debentures are initially convertible at $.35 per share for 71,429 shares of Common Stock; mature on August 15, 2006 and accrue interest at a rate of not less than 6% per annum equal to the sum of 2% per annum plus the one-month London Inter-Bank Offer Rate (LIBOR). The Debentures are subject to redemption at 125% of the principal amount plus accrued interest commencing six months after the effective date (the "Effective Date") of this registration statement. Each Unit also includes: (i) Class A Warrants exercisable at $.44 per share to purchase 71,429 shares of Common Stock for two years from the Effective Date, but no later than February 15, 2008; and (ii) Class B Warrants exercisable at $.52 per share to purchase 71,429 shares of Common Stock for three years from the Effective Date, but no later than February 15, 2009. The Class A and Class B Warrants are subject to redemption by the Company at any time commencing six months and twelve months, respectively, from the Effective Date, provided the average closing bid price of the Common Stock equals or exceeds 175% of the respective exercise prices for 20 consecutive trading days. For additional information, see "Description of Securities" and "Plan of Distribution" elsewhere in this Prospectus.

                          SUMMARY FINANCIAL INFORMATION

The summary financial information set forth below is derived from the more detailed audited and unaudited financial statements of China Mobility appearing elsewhere in this prospectus. This information should be read in conjunction with such financial statements, including the notes to such financial statements.

STATEMENT OF OPERATIONS DATA

                                                                                                 Year Ended
                                                      6 Months Ended   -------------------------------------------------------
                                                         June 30,                                  December 31
                                                           2005           2004          2003          2002           2001
------------------------------------------------------------------------------------------------------------------------------
Revenue                                                  $2,293,809     $2,170,766      $280,723            $0             $0
Cost of revenue                                             561,488        473,235       134,340             0              0
Operating expenses                                        1,687,698      1,939,747       337,093       191,269        298,525
Interest income                                              36,414         82,602        15,066         1,272         43,281
Other income (expenses)                                          19        (71,001)      (58,398)     (463,747)             0
Net income (loss) before minority interest
  and discontinued operations                                81,056       (230,615)     (234,042)     (653,744)      (255,244)
Provision for minority interest                            (132,328)       (28,157)       26,046             0              0
Gain (loss) from discontinued operations                          0      3,277,444      (106,281)     (254,035)    (1,255,659)
Net Gain (loss)                                            ($51,272)    $3,018,672     ($314,277)    ($907,779)   ($1,510,903)
==============================================================================================================================
Net gain (loss) per basic and diluted shares                 ($0.00)         $0.20        ($0.02)       ($0.04)        ($0.07)
==============================================================================================================================
Weighted average number of common
  shares outstanding                                     16,522,057     14,856,834    13,786,670    24,757,270     21,360,010
==============================================================================================================================

BALANCE SHEET DATA:
                                                         June 30,                                  December 31
                                                           2005           2004          2003          2002           2001
------------------------------------------------------------------------------------------------------------------------------
Current assets                                           $6,204,867     $5,466,574    $5,869,782    $3,460,530     $3,549,864
Total assets                                             $7,184,173     $6,447,030    $6,320,612    $3,918,160     $3,753,612
Current liabilities                                      $2,603,855     $2,452,522    $5,870,451    $3,176,765     $3,104,368
Minority interest                                          $165,119        $32,791       $38,147            $0             $0
Total liability and minority interest                    $2,768,974     $2,485,313    $5,908,598    $3,176,765     $3,104,368
Stockholders' equity                                     $4,415,199     $3,961,717      $412,014      $741,395       $649,244


                       WHERE YOU CAN FIND MORE INFORMATION

Our common stock is traded on the OTCBB under the symbol CHMS.OB. Material filed by us can also be inspected and copied at the offices of the NASD, located at 9509 Key West Avenue, Rockville, MD 20850-3329.

We will distribute annual reports to our stockholders, including financial statements examined and reported on by independent certified public accountants. We also will provide you without charge, upon your request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement we filed with the SEC registering for resale the shares of our comment stock being offered pursuant to this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Angela Du, the Company's Chief Executive Officer at China Mobility Solutions, Inc., #900 - 789 West Pender Street, Vancouver, B.C. Canada V6C 1H2, telephone: (604) 632-9638; URL: www.chinamobilitysolutions.com.

We have filed a Registration Statement on Form SB-2 with the SEC registering under the Securities Act the common stock that may be distributed under this prospectus. This prospectus, which is a part of such registration statement, does not include all the information contained in the registration statement and its exhibits. For further information regarding us and our common stock, you should consult the registration statement and its exhibits.

Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the documents filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

                                  RISK FACTORS

The securities offered hereby are speculative, involve a high degree of risk and should only be purchased by persons who can afford to lose their entire investment. Prospective purchasers should carefully consider, among other things, the following risk factors relating to the business of the Company and this Offering prior to making any investment. These risk factors are summary in nature and are not intended to be exhaustive or set forth all the possible risks and uncertainties that may be associated with purchasing or owning this investment. You are strongly urged to consult with professional financial advisors, accountants, and lawyers in evaluating this investment and making an independent and informed decision about whether or not to invest your money in this Offering.

RISKS RELATING TO OUR OPERATIONS

NEED FOR PROCEEDS OF THIS OFFERING AND ADDITIONAL FINANCING.

The proceeds we received from our recent Offering will be used to implement the business plan described herein under the "Business" section of this Prospectus. Management can give no assurance the funds so obtained will be sufficient to fully implement the business plan, or that a full implementation of such business plan will result in the Company's profitability. If we are unable to complete other financing, we may have to curtail or suspend our operations, and you could lose your entire investment in our Company. If additional funds are raised though the issuance of equity, additional securities may have powers, designations, preferences or rights senior to our currently outstanding securities and, in the case of additional equity securities, the ownership of our existing shareholders will be diluted. No assurances can be given that we will be able to raise any additional financing. Any inability to obtain required financing on sufficiently favorable terms could have a material adverse effect on our business, results of operations and financial condition.

WE HAD PRIOR OPERATING LOSSES AND ARE IMPLEMENTING A NEW BUSINESS PLAN.

The Company had operating losses in 2003 and 2004 and is using the proceeds of the Offering to implement its business plan. The Company intends to act as a link between China's major mobile carriers, China Unicom and China Mobile, to provide mobile solutions for corporate customers so that clients do not have to develop the technology themselves. The Company plans to offer business solutions in Office Automation Solutions, Mobile Banking, Mobile Tax Services and Services for the Police. The Company cannot project with certainty, nor does it make any representations regarding, the amount of revenue that it will be able to generate. There is no guarantee that any of these new services will bring profit to the Company. We might spend substantial resources on new technology and services without generating any profit.

The Company's proposed operations are subject to all of the risks inherent in the expansion of an early-stage business enterprise, including higher-than-expected expenses and uncertain revenues. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the expansion of an early-stage business.


IF WE FAIL TO ESTABLISH OUR MOBILE SOLUTIONS BRAND ON A NATIONAL BASIS WE MAY NOT BE ABLE TO INCREASE OUR REVENUES SUFFICIENTLY TO REMAIN PROFITABLE.

We must promote and strengthen our brand of mobile solutions to businesses throughout China particularly because of the highly competitive nature of our business. If we fail to establish a nationwide brand of our services, we will be at a competitive disadvantage and may lose the opportunity to obtain, and thereafter maintain, a sufficient number of customers. The development of a nationwide network will depend largely on the success of our marketing efforts and our ability to provide consistent, high quality customer experiences. We cannot be certain that our promotion activities will be successful, or will result in increased revenues. If increased revenues are achieved, there can be no assurance that these revenues will be sufficient to offset the expenditures incurred in establishing a nationwide network.

WE HAVE A LIMITED OPERATING HISTORY AND CONSEQUENTLY FACE SIGNIFICANT RISKS AND UNCERTAINTIES.

We initiated our current business strategy in 2003. As a result of our limited operating history, our recent growth and our reporting responsibilities as a public company, we may need to expand operational, financial and administrative systems and control procedures to enable us to further train and manage our employees and coordinate the efforts of our accounting, finance, marketing, and operations departments.

WE WILL LACK BUSINESS DIVERSIFICATION.

As a result of its discontinuance of its domain name registration, web hosting and web design services, the Company's prospects for success are dependent upon the future performance of a single business -- mobile marketing. If our future operations are unprofitable, we will be forced to develop another line of business and finance our future operations through the sale of assets or sell equity or debt securities in order to raise additional capital, none of which may be feasible when needed. Unless we are able to raise additional money, we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. This will adversely offset our ability to compete against entities that have the resources to consummate several business combinations or entities operating in multiple industries or multiple segments of a single industry.

LACK OF RESOURCES TO EXPAND CANADIAN OPERATIONS.

We purchased our Canadian subsidiary in 1997 and has had limited growth to date. Without additional financing, we would be unable to continue the business goal of maintaining and expanding our business in Canada. The Company could not renew its contract because the Canadian government has tightened its budget on English training for new immigrants. This leads to reduced government funding for Windsor and this will have negative effects on the revenue of Windsor Education Academy. There is no assurance that Windsor Education Academy will receive government funding in the coming years. The Company will continue to look for further companies in the Canadian market area with the goal of introducing foreign accredited programs into the China market.

THE DEBENTURES ISSUED IN THE OFFERING ARE UNSECURED AND WE WILL NEED TO SEEK ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS.

         The Debentures recently issued in the Offering are unsecured obligations of the Company. Further, as a company with a new and untested business plan, we may generate significant financial losses. Our cash resources are not currently adequate to fund our future operations and there can be no assurance that we will ever have such resources. This will require us to seek additional capital, including through the issuance of debt or equity, or through other financing. If we borrow funds, we likely will be obligated to make periodic interest or other debt service payments, and the terms of this debt may impose burdensome restrictions on our ability to operate our business. Additionally, we are not certain as to our ability to raise additional capital in the future or under what terms capital would be available. If we are unable to raise capital when needed, our business will be negatively affected and we may not be able to repay the Debentures in accordance with terms or at all. In such event, the holders of the Debentures will have no recourse other than as a general unsecured creditor of the Company.

SEASONAL FLUCTUATIONS IN OUR OPERATIONS.

It is a fairly common practice in China for companies to shut down their operations or operate with nominal operations during the Chinese New Year holiday. This period of time generally lasts for approximately three weeks. Therefore, quarterly comparisons are difficult for the March 31 fiscal quarter when the Company will have only two full months for generating revenue in the that fiscal quarter.

RISKS RELATED TO CONDUCTING BUSINESS IN CHINA
CHINA'S GOVERNMENTAL AND REGULATORY REFORMS MAY IMPACT OUR ABILITY TO DO BUSINESS IN CHINA.

Since 1978, the Chinese government has been in a state of evolution and reform. The reforms have resulted in and are expected to continue to result in significant economic and social development in China. Many of the reforms are unprecedented or experimental and may be subject to change or readjustment due to a variety of political, economic and social factors. Multiple government bodies are involved in regulating and administrating affairs in the telecommunications industry, among which the MII, the National Development and Reform Commission ("NDRC") and the State Asset Supervisory Administrative Commission ("SASAC") play the leading roles. These government agencies have broad discretion and authority over all aspects of the telecommunications and information technology industry in China, including but not limited to, setting the telecommunications tariff structure, granting carrier licenses and frequencies, approving equipment and products, granting product licenses, specifying technological standards as well as appointing carrier executives, all of which may impact our ability to do business in China.

While we anticipate that the basic principles underlying the reforms should remain unchanged, any of the following changes in China's political and economic conditions and governmental policies could have a substantial impact on our business:

         o the promulgation of new laws and regulations and the interpretation of those laws and regulations;

         o inconsistent enforcement and application of the telecommunications industry's rules and regulations by the Chinese government between foreign and domestic companies;

         o   the restructuring of telecommunications carriers in China;

         o the introduction of measures to control inflation or stimulate growth;

         o the introduction of new guidelines for tariffs and service rates, which affect our ability to competitively price our products and services;

         o   changes in the rate or method of taxation;

         o the imposition of additional restrictions on currency conversion and remittances abroad; or

         o any actions that limit our ability to develop, manufacture, import or sell our products in China, or to finance and operate our business in China.

For example, on November 1, 2004, as a continuation of the restructuring of telecom carriers relating to the initial public offering of China Netcom in 2004, SASAC decided to swap the senior executives of China Mobile, China Unicom, China Telecom and China Netcom in an effort to ease competition among carriers. We are not certain whether there may be additional government interference, including government imposed mergers or spin-offs of the existing carriers.

In addition to modifying the existing telecommunications regulatory framework, the Chinese government is currently preparing a draft of a standard, national telecommunications law (the "Telecommunications Law") to provide a uniform regulatory framework for the telecommunications industry. We do not yet know the final nature or scope of the regulations that would be created if the Telecommunications Law is passed. Accordingly, we cannot predict whether it will have a positive or negative effect on us or on some or all aspects of our business.

Under China's current regulatory structure, the communications services that we offer in China must meet government and industry standards. In addition, a value added service provider license must be obtained. Without a license, we cannot provide the current mobile solution services in China. Moreover, we must ensure that the quality and content of the services will comply with related rules and regulations. Although we already have this license, it requires an annual renewal from the related government.

MII and/or other related authorizations might perform spot checks to track and supervise the quality and content of our services.

CHINA'S CHANGING ECONOMIC ENVIRONMENT MAY IMPACT OUR ABILITY TO DO BUSINESS IN CHINA.

Since 1978, the Chinese government has been reforming the economic system in China to increase the emphasis placed on decentralization and the utilization of market forces in the development of China's economy. These reforms have resulted in significant economic growth. However, any economic reform policies or measures in China may from time to time be modified or revised by the Chinese government. While we may be able to benefit from the effects of some of these policies, these policies and other measures taken by the Chinese government to regulate the economy could also have a significant negative impact on economic conditions in China, which would result in a negative impact on our business. China's economic environment has been changing as a result of China's entry, in December of 2001, into the World Trade Organization (the "WTO"). Entry into the WTO required that China reduce tariffs and eliminate non-tariff barriers, including quotas, licenses and other restrictions by early 2005, and we cannot predict the impact of these changes on China's economy. Moreover, although China's entry into the WTO and the related relaxation of trade restrictions may lead to increased foreign investment, it may also lead to increased competition in China's markets from other foreign companies. If China's entry into the WTO results in increased competition or has a negative impact on China's economy, our business could suffer. In addition, although China is increasingly according foreign companies and foreign investment enterprises established in China the same rights and privileges as Chinese domestic companies as a result of its admission into the WTO, special laws, administrative rules and regulations governing foreign companies and foreign investment enterprises in China may still place foreign companies at a disadvantage in relation to Chinese domestic companies and may adversely affect our competitive position.

UNCERTAINTIES WITH RESPECT TO THE CHINESE LEGAL SYSTEM MAY ADVERSELY AFFECT US.

We conduct our business in China primarily through our subsidiary incorporated in China. Our subsidiary is generally subject to laws and regulations applicable to foreign investment in China. Accordingly, our business will be affected by China's developing legal system. Since 1978, many new laws and regulations covering general economic matters have been promulgated in China, and government policies and internal rules promulgated by governmental agencies may not be published in time, or at all. As a result, we may operate our business in violation of new rules and policies without having any knowledge of their existence. In addition, there are uncertainties regarding the interpretation and enforcement of laws, rules and policies in China. The Chinese legal system is based on written statutes, and prior court decisions have limited precedential value. Because many laws and regulations are relatively new and the Chinese legal system is still evolving, the interpretations of many laws, regulations and rules are not always uniform. Moreover, the relative inexperience of China's judiciary in many cases creates additional uncertainty as to the outcome of any litigation, and the interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes. Finally, enforcement of existing laws or contracts based on existing law may be uncertain and sporadic, and it may be difficult to obtain swift and equitable enforcement, or to obtain enforcement of a judgment by a court of another jurisdiction. Any litigation in China may be protracted and result in substantial costs and diversion of resources and management's attention.

WE ARE SUBJECT TO RISKS RELATING TO CURRENCY RATE FLUCTUATIONS AND EXCHANGE CONTROLS.

Because most of our sales are made in China and denominated in Renminbi; as such, the impact of currency fluctuations of Renminbi thus far has been insignificant as it is fixed to the U.S. dollar. However, in the future, China could choose to revalue the Renminbi versus the U.S. dollar, or the Renminbi-U.S. dollar exchange rate could float, and the Renminbi could depreciate or appreciate relative to the U.S. dollar. In such event, currency rate fluctuations could adversely affect our sales and subject as to volatility in our financial reporting.

OFFERING RISKS
DISCRETION IN USE OF FUNDS.

As of the date hereof, although we intend to launch four mobile business solutions, we have no fixed commitments nor material restrictions on our use of the proceeds from the Offering. As such, our management shall have broad discretion, subject to their fiduciary duties, in the application of the proceeds from the Offering.

SECURITIES RISKS
OUR EXECUTIVE OFFICERS MAY HAVE THE ABILITY TO CONTROL ALMOST ALL MATTERS OF THE COMPANY.

Our President and Secretary and their affiliates, beneficially owned approximately 13% of the issued and outstanding shares of common stock of the Company (without giving effect to the exercise of the Warrants). Therefore, management now has significant influence over the election of the Company's directors and to control the outcome of other issues submitted to stockholders. This includes their ability to amend the Certificate of Incorporation, approve a merger or consolidation of the Company with another company or approve the sale of all or substantially all of the assets of the Company without the agreement of the shareholders who purchased Units.

AUTHORIZED SHARE CAPITAL AS AN ANTI-TAKEOVER DEVICE.

At the Company's most recent shareholders meeting on July 28, 2005, Management obtained approval to increase the number of authorized shares of Common Stock from 50 million to 500 million shares. The reason for the increase is that Management does not believe it has sufficient shares for future growth, including potential acquisitions. However, the Board of Directors will have the authority to issue such shares without further shareholder approval. This may have the effect of delaying or preventing a change of control without further action by shareholders. In addition, as the increase in the Company's authorized capital will enable the Company to issue a significant number of additional shares of Common Stock, the Company's Shareholders will be subject to a significant level of dilution in the future.

IF WE DO NOT KEEP A REGISTRATION STATEMENT CURRENT, YOUR ABILITY TO SELL THE DEBENTURE SHARES AND WARRANT SHARES WILL BE LIMITED.

We must keep a registration statement such as the one of which this Prospectus is a part effective with the SEC in order for you to receive registered stock upon the exercise of your warrants as well as to freely sell the Debenture Shares and Warrant Shares. We may not be able to maintain a registration statement in effect throughout the period during which the warrants remain exercisable. Maintaining an effective registration statement requires substantial continuing expenses for legal and accounting fees and we cannot guarantee our ability to keep the registration statement effective.

IF WE DO NOT QUALIFY OUR SECURITIES IN STATES OTHER THAN WHERE THE INITIAL INVESTORS RESIDE, YOUR RESALE OF ANY SECURITIES YOU ACQUIRE UNDER THIS PROSPECTUS MAY BE LIMITED.

We offered the units only in the states in which the initial investors of the Offering resided. We believe that our common stock offered hereby will be eligible for sale on a secondary market basis in other states based upon applicable exemptions from that state's registration requirements, subject, in each case, to the exercise of the broad discretion and powers of the securities commission or other administrative bodies having jurisdiction in each state and any changes in statutes and regulations which may occur after the date of this prospectus. However, the lack of registration in most states and the requirement of a seller to comply with the requirements of state blue sky laws in order for the seller to qualify for an applicable secondary market sale exemption, may cause an adverse effect on the resale price of our securities, as well as the delay or inability of a holder of our securities to dispose of such securities.

THE CONVERSION OF DEBENTURES AND EXERCISE OF THE WARRANTS MAY HAVE A DILUTIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

Since the Company sold the entire $3,350,000 of Units in the Offering, the purchasers have the right to convert their Debentures into an aggregate of 9,571,486 shares of Common Stock and exercise an aggregate of 19,142,972 Warrants (at an exercise price of $.44 per share for the A Warrant and $.52 per share for the B Warrant). The conversion or exercise of these securities will cause dilution to our shareholders and the sale of the underlying Common Stock (or even the potential of such exercise or sale) may have a depressive effect on the market price of our securities. Further, to the extent that outstanding stock options and warrants are exercised, dilution to our shareholders will occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of the outstanding options and warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise terms provided by the outstanding options and warrants.

SINCE THE DEBENTURES MAY BE PREPAID AND THE WARRANTS MAY BE REDEEMED BY THE COMPANY, INVESTORS MAY NOT RECEIVE ALL THE ANTICIPATED BENEFITS FROM PURCHASING UNITS. FURTHER, THE CONVERSION OF THE DEBENTURES OR EXERCISE OF WARRANTS IN RESPONSE TO A PREPAYMENT OR REDEMPTION NOTICE COULD CAUSE DILUTION.

The Company, at its option, may prepay the Debentures upon not less than 30 days nor more than 60 days prior written notice to the Debenture holders at a prepayment price equal to the principal amount of the Debentures, together with accrued and unpaid interest through the date of prepayment. In addition, in the event that the closing bid price of our Common Stock is at least 175% of the respective exercise prices of the Warrants or more for the twenty (20) consecutive trading days prior to the date of the notice of redemption, the Company may also redeem the Warrants at a redemption price of $0.001 per Warrant. Holders will be entitled to convert their Debentures or exercise their Warrants during the period from the date of the notice of prepayment or redemption until the business day immediately prior to the prepayment or redemption date. If a holder does not convert its Debentures or exercise the Warrants during that time period, the applicable security will by prepaid or redeemed by the Company. Commencing on the date of prepayment or redemption, the Debentures or Warrants that were not converted or exercised will only represent the right to receive the Prepayment Price or Redemption Price, as may be applicable.

In addition, if the Debentures are converted or the Warrants are exercised in response to a prepayment or redemption notice, then dilution could occur from the widespread conversion or exercise of the Debentures or Warrants. Further, this may cause significant downward pressure on the price of our Common Stock as holders that elect to convert or exercise their securities may be able to resell the shares of Common Stock issuable upon conversion or exercise of the Debentures or Warrants in the open market.

DIFFICULTY OF TRADING AND OBTAINING QUOTATIONS FOR COMMON STOCK.

Our Common Stock is currently quoted on the NASD's Over-the-Counter Bulletin Board ("OTCBB") under the symbol "CHMS.OB." Our Common Stock is not actively traded, and the bid and asked prices for our Common Stock have fluctuated significantly. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the Common Stock, and would likely have a material adverse effect on the market price of the Common Stock and on our ability to raise additional capital.


PENNY STOCK REGULATION.

Our Common Stock is subject to Rule 15g-9 under the Exchange Act. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and "accredited investors." For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule could affect the ability of broker-dealers to sell our securities and could affect the ability of purchasers to sell any of our securities in the secondary market.


RISK FACTORS AFFECTING CHMS'S BUSINESS OPERATIONS.

CHMS could be subject to fines, and possible exclusion from participation in providing mobile solutions to corporations in China if it fails to comply with the laws and regulations applicable to its business or if those laws and regulations change.

CHMS is subject to regulations such as compliance and record-keeping requirements under the Ministry of Information Industry (MII) in China. Through its subsidiary CHMS has a value added service provider license from MII. If CHMS is deemed to have violated these laws and regulations, CHMS could be subject to fines and/or exclusion from participation in providing mobile solution services. Changes in the telecommunications law, new interpretations of existing laws and regulations may have a dramatic effect on CHMS's business and results of operations.

CONTINUED PRESSURE COULD REDUCE CHMS'S MARGINS AND LIMIT CHMS'S ABILITY TO MAINTAIN OR INCREASE ITS MARKET SHARE.

Certain competitors of CHMS may have or may obtain significantly greater financial and marketing resources than CHMS. As a result, CHMS could encounter increased competition in the future that may increase pricing pressure and limit its ability to maintain or increase its market share. There is a great deal of competition in the Company's business, especially to develop alliances with the two major mobile carriers, China Unicom and China Mobile. Mobile marketing is quickly growing in popularity. In Asia, eMarketer reports that 39% of mobile phone users have received SMS messages from advertisers and this figure points to a strong and growing trend among advertisers to embrace mobile marketing. Major competitors who currently are focusing on individual markets may spend more resources in the business section in the future. Since they have more financial support and broader influence in this market, the Company might be forced to decrease price, give out more discounts and increase its costs to keep key employees. This would decrease the Company's profit margin.

IF WE LOST THE SERVICES OF XIAO-QING (ANGELA) DU, THE COMPANY'S CEO, OR ERNEST CHEUNG, THE COMPANY'S SECRETARY, WE MIGHT NOT BE ABLE TO EXECUTE OUR CURRENT BUSINESS IN ACCORDANCE WITH OUR CURRENT PLANS.

Our future success depends significantly on the skills, experience and efforts of its chief executive officer, Xiao-qing Du, and its Secretary and Director, Ernest Cheung, and other key personnel. These individuals would be difficult to replace. Ms. Du and Mr. Cheung have developed, and are engaged in carrying out, the Company's strategic business plan. The loss of the services of Ms. Du or Mr. Cheung could seriously harm CHMS's ability to implement its strategy. A failure to implement the Company's business strategy could result in the cessation of the Company's operations which would have a material adverse effect on our Company and on your investment. Ms. Du and Mr. Cheung have employment contracts that are renewable every year. Under British Columbia law, the Company will be responsible for severance pay for early termination based on the number of years of employment with the Company. There is no key person life insurance.

IF CHMS IS UNABLE TO ADEQUATELY PROTECT OR ENFORCE ITS RIGHTS TO ITS INTELLECTUAL PROPERTY, WE MAY LOSE VALUABLE RIGHTS, EXPERIENCE REDUCED MARKET SHARE, IF ANY, OR INCUR COSTLY LITIGATION TO PROTECT SUCH RIGHTS.

CHMS generally requires its employees, consultants, advisors and collaborators to execute appropriate confidentiality agreements with it. These agreements typically provide that all materials and confidential information developed or made known to the individual during the course of the individual's relationship with CHMS is to be kept confidential and not disclosed to third parties except in specific circumstances. These agreements may be breached, and in some instances, CHMS may not have an appropriate remedy available for breach of the agreements. Furthermore, CHMS's competitors may independently develop substantial equivalent proprietary information and techniques, reverse engineer information and techniques, or otherwise gain access to CHMS's proprietary technology. In addition, the laws of some foreign countries may not protect proprietary rights to the same extent as U.S. law. CHMS may be unable to meaningfully protect its rights in trade secrets, technical know-how and other non-patented technology.

CHMS does not have any patents. If CHMS employees develop technology while employed by the Company, CHMS has the title and full right of this technology. Employees cannot disclose such technology to a third party. However, this technology is usually not patentable because other competitors may develop it as well. The first company to develop such technology has a better chance to gain market share.

CHMS may have to resort to litigation to protect its rights for certain intellectual property, or to determine their scope, validity or enforceability. Enforcing or defending CHMS's rights is expensive and may distract management from its development of the business if not properly managed. Such efforts may not prove successful. There is always a risk that patents, if issued, may be subsequently invalidated, either in whole or in part, and this could diminish or extinguish protection for any technology CHMS may license. Any failure to enforce or protect CHMS's rights could cause it to lose the ability to exclude others from using its technology to develop or sell competing products.

CHMS MAY BE SUED BY THIRD PARTIES WHO CLAIM THAT CHMS'S PRODUCT INFRINGES ON THEIR INTELLECTUAL PROPERTY RIGHTS. DEFENDING AN INFRINGEMENT LAWSUIT IS COSTLY AND CHMS MAY NOT HAVE ADEQUATE RESOURCES TO DEFEND. ANY SETTLEMENT OR JUDGMENT AGAINST US COULD HARM OUR FUTURE PROSPECTS.

CHMS may be exposed to future litigation by third parties based on claims that its technology, product or activity infringes on the intellectual property rights of others or that CHMS has misappropriated the trade secrets of others. This risk is compounded by the fact that the validity and breadth of claims covered in technology patents in general and the breadth and scope of trade secret protection involves complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against CHMS, whether or not valid, could result in substantial costs, could place a significant strain on CHMS's financial and managerial resources, and could harm CHMS's reputation. In addition, intellectual property litigation or claims could force CHMS to do one or more of the following:

         o Cease selling, incorporating or using any of CHMS's technology and/or product that incorporates the challenged intellectual property, which could adversely affect CHMS's revenue;

         o Obtain a license from the holder of the infringed intellectual property right, which may be costly or may not be available on reasonable terms, if at all; or

         o   Redesign CHMS's product, which would be costly and time consuming.

THE MARKET FOR OUR SERVICES IS RAPIDLY CHANGING AND COMPETITIVE. NEW PRODUCTS MAY BE DEVELOPED BY OTHERS WHICH COULD IMPAIR OUR ABILITY TO DEVELOP, GROW OR MAINTAIN OUR BUSINESS AND BE COMPETITIVE.

The mobile solutions industry is subject to substantial technological change. Developments by others may render CHMS's technology and revenues noncompetitive or obsolete, or it may be unable to keep pace with technological developments or other market factors. Competition from other companies and others diversifying into the field expected to increase. Many of these entities have significantly greater budgets than CHMS does, as well as substantially more marketing, research and development, financial and managerial resources. These entities could represent significant competition for CHMS. CHMS our resources are limited and we may experience technical challenges inherent in developing its technology. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competition.

                             CHANGES IN ACCOUNTANTS

         On December 22, 2004, the Company engaged Moen & Company ("Moen") to act as the principal accountant to audit China Mobility's financial statements. Clancy and Co., P.L.L.C. ("Clancy and Co., P.L.L.C.") was the Company's independent auditor and examined the financial statements of the Company for the fiscal years ended December 31, 2003 and 2002 and the subsequent interim periods until December 22, 2004. On that date, the Board of Directors approved the dismissal of Clancy and Co., P.L.L.C. ("Clancy and Co., P.L.L.C.") as China Mobility's independent public accountants and the selection of Moen and Company as their replacement.

            Clancy and Co., P.L.L.C.'s reports on the consolidated financial statements of China Mobility and its subsidiaries for the two most recent fiscal years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

            During China Mobility's two most recent fiscal years ended December 31, 2003 and 2002 and the subsequent interim period through December 22, 2004, there were no disagreements between China Mobility and Clancy and Co., P.L.L.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Clancy and Co., P.L.L.C.'s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on China Mobility's consolidated financial statements for such years; and there were no reportable events as described in Item 304(a)(1)(iv) of Regulation S-K. China Mobility provided Clancy and Co., P.L.L.C. with a copy of the foregoing disclosures.

            During China Mobility's two most recent fiscal years ended December 31, 2003 and 2002 and the subsequent interim periods through December 22, 2004, China Mobility did not consult with Moen and Company with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on China Mobility's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

                                 USE OF PROCEEDS

         We will not receive proceeds from the sale of Shares offered hereby by the Selling Shareholders. Any proceeds from the exercise of Warrants will be used for general corporate purposes.

                           PRICE RANGE OF COMMON STOCK

         China Mobility Common Stock has traded on the NASD OTCBB under the symbol "CHMS.OB" since July 24, 1998. The following table sets forth the high and low closing bid prices for the Common Stock, as reported by Pink Sheets, LLC for the periods indicated below. The following quotations represent prices between dealers and do not include retail markups, markdowns or commissions. They do not represent actual transactions and have not been adjusted for stock dividends or splits.

             2005                         HIGH          LOW

         Second Quarter                  $.63          $.38

         First Quarter                   $.59          $.39

             2004
         Fourth Quarter                  $.68          $.18

         Third Quarter                   $.65          $.16

         Second Quarter                  $1.01         $.09

         First Quarter                   $.27          $.10

             2003
        Fourth Quarter                   $.20          $.09

        Third Quarter                    $.29          $.10

        Second Quarter                   $.29          $.04

        First Quarter                    $.34          $.04


         As of September 9, 2005, there were 170 holders of record of our Common Stock. On September 13, 2005, the closing price of our Common Stock was $0.51 per share.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

CRITICAL ACCOUNTING POLICIES

         In December 2001, the SEC requested that all registrants discuss their "critical accounting policies" in management's discussion and analysis of financial condition and results of operations. The SEC indicated that a "critical accounting policy" is one that is both important to the portrayal of the company's financial condition and results and that requires management's most difficult, subjective or complex judgments. Such judgments are often the result of a need to make estimates about the effect of matters that are inherently uncertain.

         While China Mobility's significant accounting policies are more fully described in Footnote 1 to China Mobility's financial statements "Summary of Significant Accounting Policies" included elsewhere in this prospectus, China Mobility currently believes the following accounting policies to be critical:

PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries as outlined in Note 2. All significant inter-company transactions and balances have been eliminated on consolidation.

ACCOUNTING METHOD - The Company's financial statements are prepared using the accrual method of accounting.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK - The Company maintains Renminbi cash balances in banks of the People's Republic of China and U.S. Dollar cash balances in Canadian and Hong Kong banks that are not insured. Revenues were derived in geographic locations outside the United States. The ELSA program of Windsor accounts for 53% of the total tuition fees and 7.3% of the total revenue of the Company. The SMS of Quicknet accounts for 86.2% of the total revenue of the Company.

CASH AND CASH EQUIVALENTS - Cash equivalents consist of time deposits with original maturities of three months or less.

INVESTMENTS - The Company determines the appropriate classification of marketable debt and equity securities at the time of purchase and reevaluates such designation as of each balance sheet date. All marketable debt securities are classified as held-to-maturity and are carried at amortized cost, which approximates fair value.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS - Accounts receivable are recorded net of allowances for doubtful accounts and reserves for returns. In the normal course of business, the Company extends credit to customers that satisfy predefined credit criteria. The Company is required to estimate the collectability of its receivables. Reserves for returns are based on historical return rates and sales patterns. Allowances for doubtful accounts are established through the evaluation of accounts receivable agings and prior collection experience to estimate the ultimate realization of these receivables.

PROPERTY AND EQUIPMENT - Property and equipment, stated at cost, is depreciated under the straight-line method over their estimated useful lives, ranging from three to seven years.

GOODWILL - Goodwill is the excess of the acquisition cost of businesses over the fair value of the identifiable net assets (tangible and intangible) acquired. Goodwill acquired has to be evaluated for impairment at the beginning of year 2002 and on an annual basis going forward according to Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets". The standard requires a two-step process to be performed to analyze whether or not goodwill has been impaired. Step one requires that the fair value be compared to book value. If the fair value is higher than the book value, no impairment is indicated and there is no need to perform the second step of the process. If the fair value is lower than the book value, step two must be evaluated. Step two requires a hypothetical purchase price allocation analysis to be done to reflect a current book value of goodwill. The current value is then compared to the carrying value of goodwill. If the current fair value is lower than the carrying value, an impairment must be recorded. Annually, the goodwill is tested for impairment in the fourth quarter.

LONG-LIVED ASSETS - The Company records impairment losses on long-lived assets used in operation when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

REVENUE RECOGNITION - The Company's revenues for 2004 consisted of revenues from SMS, education and training services. In accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," the Company recognizes revenue when the following criteria are met: persuasive evidence that an arrangement exists; delivery has occurred or services have been rendered; the price to the customer is fixed or determinable; and collectability is reasonably assured. If all of the above criteria have been met, revenues are principally recognized upon shipment of products or when services have been rendered. Revenues derived from SMS, education and training is recognized as the services are performed. Amounts received from customers in advance of revenue recognition are deferred and classified on the balance sheet as "deferred revenue."

The Company's revenues for 2003, which are included in discontinued operations, consisted of revenues from commercial printing. Revenues derived from commercial printing are recognized when the job has been completed and is delivered to the customer.

COST RECOGNITION - Cost of service includes direct costs to produce products and provide services.

DEFERRED REVENUE AND DEFERRED COST - Deferred revenue for 2004 consists primarily of SMS, education and training revenue received prior to the services being performed.

Deferred revenue for 2003, which is included as a component of "Liabilities to be disposed of" consists of prepaid domain name registration fees. End users receive certain elements of the Company's revenues over a period of time. As a result, the Company's revenue recognized represents the fair value of these elements over the product's life cycle. Deferred cost for 2003, which is included as a component of "Assets to be disposed of" consists of amounts paid to various registrars for domain name registration fees and are deferred on the same basis as revenue.

CAPITALIZED SOFTWARE COSTS - The Company accounts for the development cost of software intended for sale in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed." SFAS No. 86 requires product development costs to be charged to expense as incurred until technological feasibility is attained. Technological feasibility is attained when the Company's software has completed system testing and has been determined viable for its intended use. Accordingly, the Company did not capitalize any development costs during the period. Total costs expensed during the periods presented were approximately $55,577 for 2004 and $250,000 for 2003.

ADVERTISING COSTS - Advertising costs are expensed as incurred. Total advertising costs charged to operations amounted to $538,949 for 2004 and $16,822 for 2003. Total advertising costs included in discontinued operations amounted to $2,193 for 2004 and $155,075 for 2003.

INCOME TAXES - The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary, to reduce deferred income tax assets to the amount expected to be realized.

FOREIGN CURRENCY TRANSLATIONS - The assets and liabilities of the Company's foreign operations are generally translated into U.S. dollars at current exchange rates, and revenues and expenses are translated at average exchange rates for the year. Resulting foreign currency translation adjustments are reflected as a separate component of stockholders' equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency, except those transactions which operate as a hedge of an identifiable foreign currency commitment or as a hedge of a foreign currency investment position, are included in the results of operations as incurred.

FAIR VALUE OF FINANCIAL INSTRUMENTS - For certain of the Company's financial instruments, including cash and cash equivalents, prepaid expenses and other current assets, accounts payable and other accrued liabilities, and deferred revenues, the carrying amounts approximate fair value due to their short maturities.

BUSINESS SEGMENT INFORMATION - The Company discloses information about its reportable segments in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company's reportable segments are geographic areas. The accounting policies of the operating segments are the same as those for the Company.

EARNINGS PER SHARE - Basic earnings or loss per share are based on the weighted average number of common shares outstanding. Diluted earnings or loss per share is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic earnings/loss per share is computed by dividing income/loss (numerator) applicable to common stockholders by the weighted average number of common shares outstanding (denominator) for the period. All earnings or loss per share amounts in the financial statements are basic earnings or loss per share, as defined by SFAS No. 128, "Earnings Per Share." Diluted earnings or loss per share does not differ materially from basic earnings or loss per share for all periods presented. Convertible securities that could potentially dilute basic earnings per share in the future such as options and warrants are not included in the computation of diluted earnings per share because to do so would be antidilutive. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value.

STOCK-BASED COMPENSATION - The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Compensation cost for stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. SFAS No.123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The Company has elected to remain on its current method of accounting as described above, and has adopted the disclosure requirements of SFAS No. 123. In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, amending FASB No. 123, and "Accounting for Stock-Based Compensation". This statement amends Statement No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 amends APB Opinion No. 28 "Interim Financial Reporting" to require disclosure about those effects in interim financial information. The Company adopts the disclosure provisions and the amendment to APB No. 28 effective for interim periods beginning after December 15, 2002.

RECENT ACCOUNTING PRONOUNCEMENTS

The FASB issued the following pronouncements, none of which are expected to have a significant affect on the financial statements:

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 requires companies to record liabilities for costs associated with exit or disposal activities to be recognized only when the liability is incurred instead of at the date of commitment to an exit or disposal activity. Adoption of this standard is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of this standard will not have a material impact on the Company's financial statements.

In October 2002, the FASB issued SFAS No. 147 - "Acquisitions of Certain Financial Institutions, an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9," which applies to the acquisition of all or part of a financial institution, except for a transaction between two or more mutual enterprises. SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. This statement is effective for acquisitions for which the date of acquisition is on or after October 1, 2002, and is not applicable to the Company.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, amending FASB No. 123, and "Accounting for Stock-Based Compensation". This statement amends Statement No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 amends APB Opinion No. 28 "Interim Financial Reporting" to require disclosure about those effects in interim financial information. The Company will adopt the disclosure provisions and the amendment to APBNo. 28 are effective for interim periods beginning after December 15, 2002.

In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 00-21 "Revenue Arrangements with Multiple Deliverables". EITF No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and rights to use assets. The provisions of EITF No. 00-21 will apply to revenue arrangements entered into in the fiscal periods beginning after June 15, 2003. The Company is currently evaluating the impact EITF No. 00-21 will have on its financial position and results of operations.

In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51". FIN46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN46 is effective for all new interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN46 must be applied for the first interim or annual period beginning after June 15, 2003. Management is currently evaluating the effect that the adoption of FIN46 will have on its results of operations and financial condition. Adequate disclosure has been made for all off balance sheet arrangements that it is reasonably possible to consolidate under FIN46.

The American Institute of Certified Public Accountants has issued an exposure draft SOP "Accounting for Certain Costs and Activities Related to Property, Plant and Equipment ("PP&E")". This proposed SOP applies to all non-government entities that acquire, construct or replace tangible property, plant and equipment including lessors and lessees. A significant element of the SOP requires that entities use component accounting retroactively for all PP&E assets to the extent future component replacement will be capitalized. At adoption, entities would have to option to apply component accounting retroactively for all PP&E assets, to the extent applicable, or to apply component accounting as an entity incurs capitalizable costs that replace all or a portion of PP&E. The Company cannot evaluate the ultimate impact of this exposure draft until it becomes final.

RESULTS OF OPERATIONS
---------------------

FOR THE YEAR ENDED DECEMBER 31, 2004, COMPARED TO THE YEAR ENDED DECEMBER 31, 2003:

Revenues. The Company achieved revenues of $2,170,766 in 2004 in contrast to $280,723 in 2003 in the form of net sales of mobile marketing services and tuition fees from its subsidiaries: QuickNet and Windsor. The Gross profit in 2004 is $1,697,531 compared to $146,383 in 2003. A significant contributor to the increase in revenues and gross profit is the acquisition of QuickNet in June 2004.

Operating Expenses. The Company incurred operating expenses of $1,939,747 in 2004 compared to operating expenses of $337,093 in 2003 due to the acquisition of QuickNet. Salaries and advertising accounts for over 65% of operating expenses. The Company has invested in the Link Group, Inc. on December 20, 2001 and January 18, 2002. As of December 31, 2004, the Link Group, Inc.'s financial statements were not sufficiently timely for the Company to apply the equity method and Link Group, Inc.'s shares ceased trading over nine months. Therefore, the Company recorded an impairment of $172,250 on these shares.

Loss from continuing operations. Loss from continuing operations for 2004 was ($258,772) compared to the 2003 operating loss of ($207,996). The Company recorded an impairment on Link Group, Inc.'s shares for $172,250.

Net Income. Net Income available to Common Stockholders is $3,018,672 in the contrast to a Net Loss of $314,277 in 2003. This is caused by extraordinary gain on disposal of internet-related operations of $3,319,098 (China DNS).

Earnings per share. Earnings per share is $0.20 in 2004 compared to a loss per share of ($0.02) in 2003. Positive earnings per share were attributable to the extraordinary gain. Operating earnings in 2004 were negative at ($.016) per share compared to a loss of ($.02) per share in 2003.

FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2005, COMPARED TO THE SAME PERIOD IN
2004:

The Company had revenues of $2,293,809 in the six-month period ended June 30, 2005, compared to $122,915 during the same period in 2004. The increase in revenue is due to the consolidation of QuickNet's revenue in 2005, whereas in 2004, the sole revenues were those of Windsor for education services and Dawa for advertising. The Company had a cost of revenue of $561,488 in the period in 2005 compared to $28,373 in the same period in 2004. The Company incurred expenses of $1,687,698 in the six month period in 2005 and $211,471 in expenses in the period in 2004. The operating income (loss) in the periods in 2005 and 2004 were $44,623 and ($116,929) respectively, after interest income of $36,414 and $29,556 in 2005 and 2004 respectively, and adjustment for minority interests (in QuickNet in 2005), the Company had a loss from continuing operation in the period in 2005 of ($51,272) and in 2004 of ($162,551). The net loss per share was nominal in the period in 2005 compared to ($0.01) in the same period in 2004.

     The Company expects the trend of losses to continue at about the same rate in the succeeding periods.

Business Segment Revenue

        During the six month period ended June 30, 2005, the Company had revenues in two segments:

        Mobile marketing services            $2,186,501
        Windsor - ESL Education              $  107,308

        The operating income from each of the business segments was:

        Mobile marketing services     $261,926
        Windsor - ESL Education       ($28,702)

LIQUIDITY AND CAPITAL RESOURCES

         After June 30, 2005, on August 15, 2005, the Registrant had raised total gross proceeds of $3,350,000 and net proceeds of approximately $2,866,000 in the offering (the "Offering"), after deducting fees payable to the placement agent and expenses of the Offering. These fees included a 10% sales commission equal to $335,000, a 3% non-accountable expense allowance of $100,500 (less $25,000 that was already paid as a non-refundable advance), as well as other transaction and legal expenses payable by the Registrant.

         The net proceeds received in the Offering will first be used to support the growth of its fixed assets and sales support offices. The Registrant has allocated a portion of the proceeds of this Offering to the launch of its next four mobile business solutions: Office Automation Solutions, Mobile Banking, Mobile Tax Services, and SMS-based Services for Police. The Registrant also intends to use the proceeds to open approximately 15 small sales support offices throughout China. Other remaining proceeds from this Offering will be used for research and development, and for working capital and general corporate uses. Included in this amount is $250,000 to develop an investor relations/public relations program. The Registrant will use proceeds from this Offering to fund its acquisition of new products. These proceeds will be used to identify, analyze and finalize opportunities for the acquisition of other mobile solution companies in China intended to deliver respective synergistic benefits.

At June 30, 2005, the Company had assets of $7,184,173 compared to $6,447,030 at year-end 2004. The current assets totaled $6,204,867 at the end of the second quarter of 2005 compared to $5,466,574 at 2004 year-end. Total liabilities at the end of the second quarter of 2005 were $2,603,855 compared to $2,452,522 at 2004 year-end. At June 30, 2005 the Company had $5,843,782 in cash compared to $5,380,622 at year-end 2004 and working capital of $3,601,012 as compared to $3,014,052 at December 31, 2004.

The Company had cash capital of $5,380,622 at year-end 2004. The Company has no other capital resources other than the ability to use its common stock to achieve additional capital raising. Other than cash capital, its other assets would be illiquid.

At the fiscal year-end it had $5,466,574 in current assets and current liabilities of $2,452,522, and working capital of $3,014,052.

The cash capital at the end of the period of $5,380,622 will be used to fund continuing operations. The sale of the ChinaDNS assets have provided more than US$2 million in working capital, and the continuing operations have provided more than US$1.9 million in working capital in 2004.

The Company has revenues from its mobile marketing services Beijing QuickNet and tuition fees from: Windsor Education Academy ("Windsor") and at this time. However capital from private placements, borrowing against assets and/or from warrants being exercised by warrant holders, may be required to fund future operations. The Series "A" and Series "B" warrants of the Company expired on March 31, 2005. There were 1,155,000 options outstanding at December 31, 2004 at the option price of $0.30 per share.

                                    BUSINESS

GENERAL

China Mobility Solutions, Inc. ("CHMS" or the "Company") is one of the first companies to focus on providing mobile solutions to many diverse businesses throughout the People's Republic of China ("China"). Through its subsidiary QuickNet Telecommunication Corp. ("QuickNet"), an SMS (short message service) provider in Beijing, China, the Company is presently focused on its mobile marketing solutions for enterprises. QuickNet is one of the first companies to focus on mobile solutions for businesses in China. QuickNet's strategy of targeting corporate users is aimed at achieving a higher percentage of recurring revenue and better margins.

China Mobility announced in June 2004 that it had closed an acquisition agreement with the shareholders of QuickNet, a mobile enterprise services provider based in Beijing, China. The Company initially acquired (controlled) 51% of Quicknet in 2004 as a vehicle to expand its growing SMS business in China. Under the terms of the acquisition, China Mobility issued 2,040,000 shares at a deemed price of US$1.50 per share to the shareholders of QuickNet, in exchange for 51% of the issued and outstanding shares of QuickNet. The Company also retained an option to acquire the remaining QuickNet shares and on August 3, 2005, the Company announced that it had exercised this option to purchase the remaining 49% of Quicknet for $4,000,000. The purchase will be made in two cash installments, with $2,000,000 to be paid by the end of September 2005 and the remaining $2,000,000 by the end of December 2005.

QuickNet is one of the first companies to focus on mobile solutions for businesses in China. QuickNet's strategy of targeting corporate users is aimed at achieving a higher percentage of recurring revenue and better margins.

The management of QuickNet consists of entrepreneurs with proven technical and management skills who have been involved in developing the national standards of billing and access systems for telecom service providers in China servicing China Unicom and China Mobile.

QuickNet is one of a limited number of telecom VAS (value-added services) companies in China to obtain licenses for national SMS access numbers from mobile carriers China Unicom (9111) and China Mobile (1111), enabling it to offer its VAS services nationwide.

The Company has developed a highly advanced mobile technology platform, with advanced database management, customer relationship management (CRM) and message auditing functionality.

QuickNet launched its mobile enterprise services in July 2003 and quickly became cash flow positive by the end of 2003. The Company generated about US$4 million of sales in 2004.

China Mobility Solutions developed a database of over 500,000 corporate clients while operating its previous Chinese Internet technology business. With the acquisition of QuickNet, the Company will now be able to offer new mobile enterprise services to these clients.

China Mobility Solutions is currently seeking up to US$12 million of funding to be used for the following: promoting its mobile solutions to businesses nationwide; establishing sales support offices in key urban centers in China; developing new solutions that are being demanded by enterprises; and acquiring other mobile companies that will deliver synergistic benefits.

INTRODUCTION TO TELECOM VALUE-ADDED SERVICES (VAS)

DEFINITION OF SMS

The Short Message Service (SMS) is the ability to send and receive text messages to and from mobile telephones on digital GSM and CDMA networks. The text can comprise of words or numbers or an alphanumeric combination.

Ring tones, pictures and logos can also be sent. Each short message is up to 160 characters in length when Latin alphabets are used and 70 characters in length when non-Latin alphabets such as Arabic and Chinese are used.

If the receiver's phone is powered off or out of range, messages are stored in the network and are delivered at the next opportunity.

BENEFITS OF SMS

SMS is fast, as the receiver is able to read the message seconds after it is being sent.

SMS is inexpensive, as the cost to the sender is typically very low (i.e., under US$0.05 per message) and the receiver does not pay for basic SMS services.

SMS is convenient, as it is sent to cell phones, which are owned by a larger percentage of the population than PCs and are more readily accessible than PCs, especially in China and the developing world.

SMS facilitates the sharing of different types of information. One of the most popular applications is the sharing of personal messages between friends. Also frequently sent are news, share prices, sports scores, weather, flight information, games, and test results.

THE MOBILE MARKET IN CHINA

The Chinese economy has been among the fastest growing in the world for the past several years. China's economy withstood the effect of SARS and grew 9.1% in 2003. Growth matches that level in 2004 as well:

Not surprisingly then, China has one of the largest and fastest-growing telecom markets in the world, with the mobile phone sector in particular having become the world's biggest.

TELECOMMUNICATION INDUSTRY STATISTICS
AS OF YEAR END 2003


BENCHMARK                                                       MEASURE
--------------------------------------------------------------- ---------------
Telecom Revenue                                                 US$59 billion
--------------------------------------------------------------- ---------------
Completed Investments in Telecom Infrastructure                 US$27 billion
--------------------------------------------------------------- ---------------
Fixed Line Telephone Subscribers                                263 million
--------------------------------------------------------------- ---------------
Mobile Phone Subscribers                                        269 million
--------------------------------------------------------------- ---------------
Average New Mobile Phone Subscribers Per Month                  5 million
--------------------------------------------------------------- ---------------
GSM Subscribers                                                 252 million
--------------------------------------------------------------- ---------------
CDMA Subscribers                                                17 million
--------------------------------------------------------------- ---------------
Internet Subscribers                                            78 million
--------------------------------------------------------------- ---------------
Fixed Line Telephone Penetration Rate                           20.3%
--------------------------------------------------------------- ---------------
Mobile Phone Penetration Rate                                   20.9%
--------------------------------------------------------------- ---------------
Total SMS Sent in 2003                                          220 billion
--------------------------------------------------------------- ---------------


There are more than 300 million cellular phone customers in China according to the Ministry of Information Industry. This represents 23 cell phones for every 100 people in China. As many as nine million new users have registered in a single month.

Three important milestones were reached in China in 2003, as emphasized by Finnish research firm NETS:

1. Mobile subscribers surpassed that of fixed line for the first time in October 2003, reaching 256.9 million.

2. The mobile penetration rate passed 20% nationwide and reached 60% in affluent cities of Beijing, Shanghai and Shenzhen.

3. Mobile service has increasingly replaced fixed service in volume and percentage, now comprising more than half (52%) of the total telecom revenue.


With the penetration rate just above 20% however, there is still considerable room for growth in the Chinese mobile market. Pacific Growth Equities of San Francisco foresees 500 million mobile phone users in China by 2007.

Short Messaging Service is a phenomenon in Asia. According to state released figures, Chinese SMS usage accounts for 1/3rd of the world's traffic. MII figures show that China's 260 million mobile phone users sent a total of 220 billion SMS messages in 2003 to drive this booming "thumb economy."

Growth has continued into 2004, as Chinese sent just under 15.7 billion short messages through their mobile phones during January, a rise of 91% over the same period last year. Chinese mobile phone users were estimated to have sent 10 billion SMS greetings during the seven-day Lunar New Year holiday alone, Xinhua news agency said. That is equal to 7.7 messages for each of the country's 1.3 billion people.

Total SMS revenues in China grew by 75% in 2003 to US$248 million. SMS revenue growth in China is projected by Pacific Growth Equities of San Francisco to be 60% in 2004.

As an example, China Mobile Ltd.'s (China Mobile Communications Corp's listed arm in Hong Kong) revenue from its SMS business in 2003 surged 134% from the previous year.

SMS has become a revenue generator for Internet Service Providers and Internet Content Providers, who received a total of US$333 million from SMS in 2003. That figure, according to the Xinhua News Agency, is expected to reach US$533 million in 2004.

CHINA MOBILITY SOLUTIONS' TARGET MARKET MOBILE SOLUTIONS FOR BUSINESS

Management's view is that being an "early bird" provider of mobile services to enterprises offers more growth potential than if China Mobility Solutions targeted the highly competitive consumer mobile market.

Management's view is that existing VAS providers have not yet concentrated on the business user market because of the following reasons: a) They lack operational experience at generating revenue from enterprises; b) They do not possess the required technology; c) They lack the ability to easily access business customer information (China Mobility Solutions has a proprietary database of 500,000 enterprises)

In China, as in Europe, much of the focus has been on SMS for individual or consumer use. It was natural that companies such as Sohu and Sina that started out as Internet portals would eventually offer SMS only to its mass-market base. Increasingly, however, providing mobile solutions for businesses is seen as a potentially more lucrative and less saturated market. One only has to look to Western Europe a leading indicator of what will soon be happening in China's mobile market.

The mobile business market is set to increase to more than 80 million workers in Western Europe, penetrating close to 50% of the workforce by 2007. The research, conducted in February of 2003 by the independent analysts IDC, reveals the thriving acceptance of mobile solutions across Europe by businesses as they seek to boost productivity and profitability, while improving customer service.

IDC's research, `Mobility in a Business Environment' asserts that the timing is ideal for businesses to decide upon mobile strategies and quickly benefit from the advantages it brings, with return on investment now clearly measurable from as little as three months after deployment. In addition, mobile operators are singled-out as the linchpin to a company's value chain and instrumental to the successful adoption of mobile solutions.

Among the key findings of the research were the following:

o Mobile workers in Western Europe will increase from 70 to 80 million users (50 per cent of workforce) by 2007, with mobile tasks becoming more mission-critical in nature

o Small and medium-sized companies using mobile data solutions in Western Europe will increase from 2% to 20% by 2007.

o The prerequisites for true mobile working are now in place with the necessary networks, devices, security levels and partnerships. Businesses should therefore consider mobile initiatives immediately in order to reap benefits.

Lars Vesterguard, Research Manager, European Wireless & Mobile Communications, for IDC, said: "We believe that the time for implementing mobile solutions has never looked better, as all the prerequisites for mobile working now exist. Depending on the circumstances and needs, varying mobile solution offerings will deliver a range of tangible benefits from saved time to increased productivity and revenue, as well as the less tangible benefits such as positive customer perceptions and increased job satisfaction."

Pyramid Research of Cambridge, Massachusetts has found that focus among operators in countries where SMS is already prevalent is evolving from the consumer segment to the business segment. Reasons for this shift include:

o A maturing consumer market

o Wireless data growth, as "businesses are now waking up to the cost savings associated with mobile data such as increased employee productivity, improved customer response times and improved business processes as a result of speedier information access.

o Enterprise customers deliver higher Average Revenue Per Subscriber ("ARPS") and more stable churn than individual users.

o Enterprise users are, on balance, earlier adopters and larger spenders on new technology.

Pyramid argues that mobile operators should capitalize on the opportunities in the Small and Medium Enterprises ("SME") market by aggregating the best-of-breed expertise of third party solution providers.

China Mobility Solutions has established relationships with China Unicom and China's other mobile operators and is perfectly positioned to take advantage of the increasing need and demand for mobile business solutions.

CHINA MOBILITY SOLUTIONS' FIRST APPLICATION:

MOBILE MARKETING

Mobile marketing is the use of the mobile medium as a communications and entertainment channel between a brand and an end-user. Mobile marketing is the only personal channel enabling spontaneous, direct, interactive and/or targeted communications, any time, any place. Mobile marketing can be used in a wide variety of ways:

o        For customer acquisition
o        For customer retention
o        For loyalty building
o        As a sales promotion tool
o        To support product launches
o        To raise brand awareness
o        For internal communications
o        As a redemption / coupon tool
o        For direct marketing
o        As an effective business to business communications vehicle
o        As an additional revenue stream
o        To be able to offer time / location specific offers
o        As a channel for delivering ring tones and logos

Mobile marketing is growing in popularity. In Asia, eMarketer reports that 39% of mobile phone users have received SMS messages from advertisers, 36% in Europe and only 8% in the U.S. These figures point to a strong and growing trend among advertisers to embrace mobile marketing in different parts of the world and for consumers to be fairly receptive to it.

Jonathan Linner of Enpocket, writing in iMediaConnection in April 2004, describes why SMS advertising - China Mobility Solution's existing application that it has offered to businesses since the summer of 2003 - is so attractive to companies:

"The mobile phone is the first truly personal medium -- always held, always on -- and it opens up many new opportunities for marketers. Done correctly and responsibly, mobile marketing can drive a high level of response and consumer action while building brand recognition, loyalty and sales in a cost-effective manner."

"The cost-per-contact in mobile marketing is a fraction of comparable costs in traditional marketing channels, such as direct mail and call centers. For example, the cost per contact for direct mail begins at $1 and can run into the tens of dollars, while SMS carries a cost per contact of only 15 cents (even less in China)."

"In traditional marketing channels, such as television, there is a huge allowance for wastage, as only a small percentage actually responds to the advertisement. On the other hand, the combination of mobile marketing's predictive models and dynamic profiling ensure that a company interacts only with the 10 percent of its customers actually interested in its products. The cost savings associated with radically-lower wastage in mobile marketing are remarkable."

"In addition to reducing wastage, the increased relevance of mobile marketing solutions increases response rates. Average response rates for campaigns reach beyond 15% -- compared to less than 1% for traditional direct marketing campaigns."

"Finally, the average cost of buying and sending a targeted SMS message is less than the cost of a stamp, and there are no production costs. So, there is great opportunity for delivering ROI that is superior to direct mail -- which incurs costs for list rental, postage, envelopes and printed letters or other enclosures."

A study by Jupiter Research confirmed the effectiveness of SMS advertising. SMS has shown to be more than twice as effective as direct mail. An average SMS campaign generates a 15% response rate, compared with less than half that amount for direct mail. The survey also found that 94% of all advertising text messages are read. Furthermore, 23% are forwarded or shown to other users. As a result an average of 8% reply to the text message and 6% visit a Web site mentioned in the text.

Some consumers will tolerate ads and some will not. The issue of spam is one that is being addressed in the U.K. and the U.S. by the Mobile Marketing Association and by the MII in China. "All disturbing SMS should be eradicated to help standardize the market and ensure the healthy development of the industry," said Chen Jinqiao, director of the Chinese Academy of Telecommunications Research under the Ministry of Information Industry (MII).

By keeping messages small, by providing a benefit to the receiver, and by sending to companies that are already in China Mobility Solution's database, the Company is avoiding the perception that the messages it sends for its clients are "spam". Recent research conducted by the Wireless Internet Panel in Europe indicates that consumers' first reaction is to reject SMS advertising. However 64% of the same respondents changed their attitude if the SMS advertisements offered the candidate some benefit (e.g., provides information, inform receivers of promotions). The best way for marketers to distance themselves from spam, according to the Mobile Marketing Association, is to give consumers choice, control, constraint and confidentiality while insuring that they only receive relevant information.


The Management of China Mobility Solutions is drawing upon successful examples of SMS advertising in other countries to make its offerings in China more valuable to its clients and well received by mobile phone users.

Some examples of positive SMS campaigns include:

o Pepsi ran a "SMS Live Concert Promotion" competition in Australia, which was conducted on Channel 10's Pepsi Live program on Saturday evening and Sunday morning. Viewers had to send an SMS with their name and a unique keyword to enter a draw to win tickets to the Melbourne or Sydney Rumba festival. The competition was only promoted for 50 seconds during each program, but 6,500 entries were received.

o The Gossard women's clothing company used SMS to raise awareness of a new line of apparel. Mobile phone users were asked to type in a code to receive a (pound)1 coupon. 20,000 coupons were requested in the first two weeks, plus there was significant data collection of names and addresses for further information.

o Chrysler used SMS advertising to generate leads for test drive bookings, by sending an SMS to those people older then 21 years old living within 25km of one of the 32 Smart dealerships across the UK. The first 800 messages sent led to the sale of three Smart cars. The first 20,000 messages resulted in 1,500 test drives. Chrysler considered this to be an extremely successful and cost effective campaign.

o In London, successful trials were held of a location based taxi-hailing service using GPS and mobile triangulation technologies. The solution included voice taxi hailing plus SMS customer recruitment, driver and customer CRM.

o Since launching its mobile marketing services July 2004, the Company has served over 17,000 customers and had collected about US$4 million in sales from customers in 2004.

CHINA MOBILITY SOLUTIONS' NEW MARKET-READY SOLUTIONS

China Mobility Solutions is working in cooperation with China's major mobile carriers, China Unicom and China Mobile, to provide mobile solutions for corporate customers.

Chinese companies in many different industries have a need for mobility services. Only telecom VAS providers have access to mobile carrier networks, so most of the 30 million enterprises in China could not be able to access mobile carriers networks, thus creating a demand for a "hub" that China Mobility Solutions has already built for Chinese companies. Rather than creating their own platforms to access the carriers' networks (and thus the country's cellular population), the companies will be able to access China Mobility Solutions' platform for a fee. China Mobility Solutions will act as the link between the companies and the carriers.

The Company's platform has been developed using the C programming language to facilitate high speed, create a more stable system, secure intellectual rights protection, and provide complicated functions. The platform can be connected to using WAP or GPRS on digital GSM and CDMA networks. The platform is compatible with the carriers' networks, as it supports all bands - GSM, CDMA, GPRS and future 3G.

The following diagram illustrates the architecture of our platform:

                 CHINA MOBILITY SOLUTIONS' PLATFORM ARCHITECTURE


                            -----------------------
                                 SMEs' Servers
                            -----------------------

                         -----------------------------
                           China Mobility Solutions'
                                    Platform
                         -----------------------------


                         -----------------------------
                                Mobile Carriers
                                 WAP, GPRS, SMS
                         -----------------------------


                         -----------------------------
                                   End Users
                                 WAP, GPRS, SMS
                         -----------------------------

China Mobility Solutions' platform is aimed at providing a solution for clients to access their staff, customers, suppliers and partners to obtain information from their mobile phones without having to develop the technology themselves. The end users can load, edit, delete, read and share corporate information.

The Company's technical team has successfully completed the technology to offer business solutions in four additional areas as well. These are:

o        Office Automation Solutions

o        Mobile Banking

o        Mobile Tax Services

o        SMS-based Services for Police

China Mobility Solutions will receive annual fees for providing corporate clients with access to its technology/hub and for providing a certain amount of airtime. The mobile carrier will bill users a traffic fee for each SMS sent over its network.

The sending of clients' information will generate significant SMS traffic over the mobile phone networks. As a result, China Mobility Solutions will become increasingly important to the mobile carriers in China.

Descriptions of each type of service offering are below:

OFFICE AUTOMATION SOLUTIONS


-----------------------------------------------------------------------------------------------------
Status:                                     Market Ready
-----------------------------------------------------------------------------------------------------
Costs to Launch:                            4 million RMB (US$480,000) for fixed assets and marketing
Steps to Launch:                            Raise funds, approach companies through agents
Target Market:                              Small, medium and large businesses
Fee Per Year to Client:                     5,000 RMB (US$600)


Our office automation solutions will benefit clients in the areas of CRM, sales force management, communications and inventory. It is the next mobile business solution to be rolled out and will be given significantly higher emphasis in terms of resources allocated than the other three solutions given its higher projected revenues.

Our technology will facilitate the sending of messages and notices to employees and customers.

Managers will be able to approve checks and other enquiries that are submitted by employees via their cell phones.

Managers and salespeople will be able to check inventories and arrange deliveries via SMS.

Companies will be able to send out service information, accept customer enquiries and reply to customer questions via SMS.

MOBILE BANKING


-------------------------------------------------------------------------------------------------------
Status:                                     Market Ready
-------------------------------------------------------------------------------------------------------
Costs to Launch:                            1.5 million RMB (US$180,000) for fixed assets and marketing
Steps to Launch:                            Raise funds, approach banks through agents
Target Market:                              Customers of banks
Fee Per Year to Client:                     3,000 RMB (US$360)


Our mobile solutions will allow customers of bank to check their account information, make transactions and be informed of new services.

Information that can be accessible via SMS includes account balances, recent transactions, interest rates and exchange rates.

Customers will be able to transfer funds between their bank accounts, make bill payments and report lost or stolen cards.

Business customers of checks will be able to certify checks through their mobile phones.


SMS-BASED SERVICES FOR POLICE


-------------------------------------------------------------------------------------------------------
Status:                                     Market Ready
-------------------------------------------------------------------------------------------------------
Costs to Launch:                            1.25 million RMB (U$150,000) for fixed assets and marketing
Steps to Launch:                            Raise funds, approach police departments
Target Market:                              Police Departments
Fee Per Year to Client:                     5,000 RMB (US$600)


There are several functions that police stations will be able to perform through their cell phones once they implement our solution.

For example, the departments will be able to provide information on fines and fine payments, and deliver traffic information.

The mobile solution of the Company will also be beneficial for force management, specifically through location-based tracking and monitoring of officers and police cars.

The solution provided to the police stations will also include the base components of our Office Automation package.

MOBILE TAX SERVICES


-------------------------------------------------------------------------------------------------------
Status:                                     Market Ready
-------------------------------------------------------------------------------------------------------
Costs to Launch:                            1.25 million RMB (U$150,000) for fixed assets and marketing
Steps to Launch:                            Raise funds, approach tax offices
Target Market:                              Tax Offices
Fee Per Year to Client:                     2,000 RMB (US$240)


This solution will be similar to our Office Automation package, but will be tailored to government tax offices.

Tax offices will be able to provide and manage messages to staff and to tax filers.

Customer support will be a key function enhanced by our solution, as the offices will be able to send out notices about filing deadlines and respond to people's enquiries.

Tax officers will be able to submit and access tax reports by cell phone, even when away from their offices.

SALES APPROACH

The Company will use four outlets to approach the market for its business solutions:

AGENTS

Xin Hai, a previous subsidiary of China Mobility, received its ISP license in 1997 and by 2003 was generating US$7 million in annual sales from domain name registration and web hosting, making it one of the largest companies in China in that space. Xin Hai utilized over 8,000 agents in marketing its services to business users. China Mobility will employ a similar strategy and will draw upon its existing relationships with these agents to quickly build up an extensive nationwide sales network for its mobile solutions. This approach has already proven to be successful in the SMS market; as to date we have primarily made sales for our mobile marketing services via advertising agencies.

MOBILE CARRIERS

The Company has negotiated an agreement with China Unicom to co-market its mobile solutions to enterprises. Similar agreements are being discussed with the other mobile carriers.

Because of its extensive connections and influence, leads introduced by China Unicom are expected to be especially helpful to the Company when approaching the police, banks and tax office segments. It is anticipated that we will secure meetings with the regional heads of such organizations, after being introduced by China Unicom, and that these regional heads would then adopt our solutions throughout its organization.

IN-HOUSE SALES STAFF

China Mobility Solutions has access to the database of 500,000 enterprises in China to which our previous subsidiary, Xin Hai, had previously provided web-based services. Through direct mail, advertising, telephone calling and SMS, the expanding in-house sales staff will contact many of these companies. These companies are all potential customers of China Mobility Solutions and because we have demographic details on these companies, we will be able to use this information to provide targeted campaigns for our mobile marketing clients. The database also provides us with an opportunity for sales leads nationwide, as the 500,000 enterprises are distributed geographically as follows:

SALES SUPPORT OFFICES

As it did with Xin Hai, management of China Mobility plans to set up small sales support offices across China, to enhance local presence, customer support and responsiveness.

GROWTH BY ACQUISITIONS

China Mobility plans to grow organically but also to grow by acquiring other Chinese mobile companies that will complement the services offered by us.

Management has already initiated preliminary review of several companies that would deliver significant synergies, revenue and profits if acquired by China Mobility. These include:

A "little smart" phone operator in Tianjin. Two out of every three new fixed-line subscribers in China are Little Smart users. Little Smart users pay about one-fourth of what regular cellular subscribers do for calls allowing people on lower incomes to get a wireless service. A Little Smart handset looks like a cell phone and, for the most part, works like a cell phone: users can make calls and send text messages just as they can with a standard cell phone. Technically, however, Little Smart is a limited-mobility extension of the fixed-line phone network. The only functional difference from cellular phones is that Little Smart users can't roam beyond their home cities. The biggest operator for little smart phone is China Net Com which just went public in Hong Kong and US this year. With the funding China Net Com raised from these two markets, there will be a even stronger growth in little smart phone market.

LEGAL PROCEEDINGS

            On February 7, 2005, China Mobility was sued by Sino-I Technology Limited for $88,270 for breach of warranty and a claim under a guarantee. Our lawyer has submitted a Notice of Motion to the plaintiff's lawyer on March 7, 2005 and is seeking an extension of the response date. The Company intends to vigorously defend the suit.

            No director, officer or affiliate of China Mobility and no owner of record or beneficial owner of more than 5% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to it in reference to pending litigation.

EMPLOYEES

            Strategic matters and critical decisions are handled by Company directors and executive officers: Xiao-qing Du and Ernest Cheung. Day-to-day management is delegated to Xiao-qing (Angela) Du partly in China and partly in Canada and Xin Wei in China. Wei is an employee of the wholly-owned subsidiary, Infornet Investment Corp. Xin Wei occupies the position of President of the Chinese subsidiary on strategies, planning, business development.

        At the end of December 31, 2004, QuickNet had approximately 83 employees. About 27% of these employees work in technical support, 26% work in sales and marketing, 17% work in research and development and the rest are administrative personnel. The actual number of employees changed during the year and will change according to the expansion of the Company in the future.

        At the end of December 31, 2004, Windsor had approximately eleven employees, consisting of eight full and part-time teachers and three administrative personnel. The key to success is the ability to attract students either publicly or privately funded. The number of employees will change as the student body changes and there is no collectively bargaining unit at the academy.

PROPERTIES

            China Mobility currently maintains a leased office at: #900- 789 West Pender Street, Vancouver, B.C. Canada V6C 1H2 (telephone number is 1-604-632-9638). It also has a leased an office, as part of the joint venture, in Beijing at Room 1858, New Century Office Tower, No. 6, Southern Road Capital Gym, Beijing 100044, China. Windsor Academy currently rents spaces at 7900 Alderbridge Way, Unit 100, Richmond, BC, Canada. The Company currently owns no other real estate and owns computers and office equipment valued at $13,438.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following are the existing executive officers, directors and director-nominees and their respective ages and positions as of the date hereof:


NAMES                              AGES             POSITION
---------------------------------  ---------------  ---------------------------
Xiao-qing (Angela) Du              36               President and Director
Ernest Cheung                      54               Director and Secretary
Greg Ye                            36               Director

            The following is a brief account of the business experience during the past five years of each of the Company directors and executive officers, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

            XIAO-QING (ANGELA) DU, President and Director, age 36. She has been President and Director of our company from 1997 to 1999 and from 2002 to date. She received a Bachelor of Science in International Finance in 1992 from East China Normal University. She received a Master of Science in Finance and Security Management in 1996 from the University of Saskatchewan Canada. She was Business Manager of China Machinery & Equipment I/E Corp. (CMEC) from 1992 to 1994. She has also been the President of Infornet Investment Corp., the Company's wholly owned subsidiary in Canada since 1997.

            ERNEST CHEUNG, Secretary and Director, age 54, has been Secretary of the Company since May 1998. He received a B.A. in Math in 1973 from University of Waterloo Ontario. He received an MBA in Finance and Marketing from Queen's University, Ontario in 1975. From 1991 to 1993 he was Vice President of Midland Walwyn Capital, Inc. of Toronto, Canada, now known as Merrill Lynch Canada. From 1992 until 1995 he served as Vice President and Director of Tele Pacific International Communications Corp. He has also served as President for Richco Investors, Inc. since 1995. He has been a director of the Company since 1996. He is currently a Director of Agro International Holdings, Inc. since 1997, Spur Ventures, Inc. since 1997, Richco Investors, Inc. since 1995 and Drucker Industries, Inc. since 1997. In 2000, he became President and a Director of China NetTV Holdings, Inc. In 2002, he became a Director of The Link Group, Inc. (Formerly World Envirotech, Inc.).

Mr. Cheung is or has been an officer or director in the following public companies: Agro International Holdings Inc., China NetTV Holdings Inc., Drucker, Inc., ITI World Investment Group Inc., NetNation Communications Inc., Richco Investors Inc., Spur Ventures Inc., The Link Group Inc., and China Mobility Solutions, Inc.

            GREG YE, Director, age 36, brings 12 years of management, consulting and investment experience in a broad range of business and technology disciplines. He is currently in charge of developing and implementing corporate strategies as Group Director of Strategic Marketing for Cadence Design Systems Inc, the world's 9th largest software company, listed on both the NYSE and NASDAQ. Previously, he worked for Cisco Systems as a market development manager and PricewaterhouseCoopers, where he spent six years advising high-tech companies based in the U.S. and Asia. He co-founded a Silicon Valley based incubator for high-tech companies in China in 1999 and serves as an advisor for several other U.S. high-tech start-up companies. Mr. Ye received his MBA from Harvard Business School and his BSEE from Shanghai Jiao Tong University, China. He is a Certified Public Accountant and a Certified Management Accountant.

Board of Directors Committees and Meetings
------------------------------------------

The Board of Directors does not have a nominating committee. Therefore, the selection of persons or election to the Board of Directors was neither independently made nor negotiated at arm's length.

Compensation Committee. The Company established a Compensation Committee on October 5, 1999, which consists of two directors, Angela Du and Ernest Cheung. The Compensation Committee is responsible for reviewing general policy matters relating to compensation and benefits of directors and officers, determining the total compensation of its officers and directors.

Audit Committee. On August 31, 1999, the Board of Directors established an Audit Committee, which consists of two directors, Angela Du and Ernest Cheung. The Audit Committee will be charged with recommending the engagement of independent accountants to audit Company financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the functions of Company management and independent accountants pertaining to its financial statements and performing other related duties and functions as are deemed appropriate by the Audit Committee and the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act, as amended, requires our directors, officers and persons who beneficially own more than 10% of the shares of our common stock (each, a "Reporting Person") to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to China Mobility pursuant to the Exchange Act. Based solely upon a review of the forms and amendments thereto furnished to China Mobility during the year ended December 31, 2004, we believe that each Reporting Person complied with all applicable filing requirements during such fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Options - In 2004, the Company's directors were granted 495,000 options to purchase shares at $0.30. All of the options are outstanding as of December 31, 2004. Angela Du received 330,000 options and Ernest Cheung received 165,000 options.

Warrants - Richco Investors Inc., of which Ernest Cheung is an officer and director, has 1,085,000 "A" warrants to purchase shares of common stock and has 1,085,000 "B" warrants to purchase shares of common stock. The Company's former President has 80,000 "A" warrants to purchase shares of common stock and has 80,000 "B" warrants to purchase shares of common stock. Another entity controlled by one of the directors of this Company has 190,000 "A" warrants and 190,000 "B" warrants. All of the warrants were outstanding as of December 31, 2004, and subsequently expired.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation of the President (the Chief Executive Officer) and the Secretary for the year ended December 31, 2004, the year ended December 31, 2003, and the year ended December 31, 2002.


                                                                                        Long-Term Compensation
                                                                                ----------------------------------------
                                                                                Restricted  Shares
                                                                                Stock       Underlying    Other Annual
Name                                     Year          Salary ($)    Bonus($)   Awards      Options       Compensation($)
---------------------------------------- ------------- ------------ ----------- ----------- ------------- --------------
Xiao-qing Du                             2004               0           0           0            0            330,000(2)
President, Chief Executive Officer       2003               0           0           0            0                  0
                                         2002            $4,809         0           0            0                  0

Ernest Cheung                            2004               0           0           0            0            165,000(2)
Secretary(1)                             2003               0           0           0            0                  0
                                         2002               0           0           0            0            $24,000

Officers as a group                      2004               0           0           0            0            495,000
                                         2003               0           0           0            0                  0
                                         2002             $4,809        0           0            0            $24,000

-------------

(1) Ernest Cheung received 16,667 options to buy 16,667 shares at $3.90 per share, plus Richco Investors, Inc. of which Mr. Cheung is an officer and director, and Mr. Tsakok is an officer and director, received 128,333 units for services in structuring the private placement. Mr. Tsakok has resigned as an officer and Director of the Company.

(2) Options at $.30 per share expiring August 1, 2007.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

No stock options were granted to the named Executive Officers during 2004.

2005 STOCK OPTION PLAN

   The Company has adopted the 2005 China Mobility Solutions, Inc. Stock Option Plan ("the 2005 Plan") in order to promote the interests of the Corporation by providing eligible individuals who are responsible for the management, growth and financial success of the Company or who otherwise render valuable services to the Company with the opportunity to acquire a proprietary interest, or increase their proprietary interest, in the Company and thereby encourage them to remain in the service of the Company. The 2005 Plan provides for the grant of stock options to purchase shares of Common Stock to our directors, officers, employees, consultants and independent contractors and those of our subsidiaries. The 2005 Plan which is administered by our Board of Directors, authorizes the issuance of a maximum of 3,500,000 shares of Common Stock, which may be authorized and unissued shares or treasury shares. The stock options granted under the 2005 Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code ("ISO's"), or non-qualified stock options ("NQSO's"). If any award under the 2005 Plan terminates, expires unexercised, or is cancelled, the shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards. The 2005 Plan will terminate on May 5, 2015.

   On September 2, 2005, the Company issued 3,090,000 shares of the Company's common stock, $0.001 par value per share, (the "Shares"), to nine employees, including Yanli Jia, Aixiang Li, Jing Li, Xiao Liu, Kun Wang, Kun Wei, Sheung Wai Yim, Fan Zhang, and Yongfu Zhu, upon exercise of the options granted pursuant to the 2005 Stock Option Plan.

EMPLOYMENT AGREEMENTS

Ms. Du and Mr. Cheung have employment contracts that are renewable every year. Under British Columbia law, the Company will be responsible for severance pay for early termination based on the number of years of employment with the Company. There is no key person life insurance.

Additionally, no amounts are accrued for the deferred compensation as China Mobility has had no pre-tax profits.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth information with respect to our common stock, par value $0.001 per share, owned on September 12, 2005 by each person who beneficially owns more than five percent (5%) of our outstanding 20,011,793 shares of common stock, by each of our executive officers and directors and by all of our executive officers and directors as a group.


----------------------------------------------------------------------------------------------------------
                                                                   TOTAL NUMBER OF
                                                                   SECURITIES OWNED     PERCENT OF CLASS
        NAME OF BENEFICIAL OWNER             TITLE OF CLASS          BENEFICIALLY              (1)
----------------------------------------------------------------------------------------------------------
Angela Du (Director)*(3)(8)(9)            Common Shares                1,250,000                6.2%
----------------------------------------------------------------------------------------------------------
Richco Investors, Inc.*(2)                Common Shares                1,137,999                5.7%
----------------------------------------------------------------------------------------------------------
Ernest Cheung (Secretary and              Common Shares                1,446,333                7.2%
Director)*(2)(4)(6)(7)(8)(10)
----------------------------------------------------------------------------------------------------------
Maurice Tsakok (Director)*                Common Shares                1,225,333                6.1%
(2)(5)(7)(8)
----------------------------------------------------------------------------------------------------------
QuickNet Partners(9)                      Common Shares                2,040,000               10.2%
#1859 New Century Office Tower
Beijing China
----------------------------------------------------------------------------------------------------------
Zeth Zhang                                Common Shares                1,333,333                6.7%
14-F Hutchison House
10 Harcourt Road, Hong Kong
----------------------------------------------------------------------------------------------------------
Grace Ding                                Common Shares                1,333,333                6.7%
14-143 Dahongmen Street
Fengtai District, Beijing, China
----------------------------------------------------------------------------------------------------------
Jerry Wang                                Common Shares                1,400,000                7.0%
17-2-101 New Zhongxili
East District, Beijing, China
----------------------------------------------------------------------------------------------------------
Susan Wen                                 Common Shares                1,528,000                7.6%
502-16 No. 3 Street
Zhongguancun, Haidian District
Beijing, China
----------------------------------------------------------------------------------------------------------
Total number of shares owned by           Common Shares                2,696,333               13.5%
directors and executive officers
as a group(2 persons) (10)
----------------------------------------------------------------------------------------------------------


* Except as otherwise noted, the mailing address of each person shown is c/o China Mobility Solutions, #900 - 789 West Pender Street, Vancouver, B.C. Canada V6C 1H2

(1) Except as otherwise noted in the footnotes to this table, the named person owns directly and exercises sole voting and investment power over the shares listed as beneficially owned by such person. Includes any securities that such person has the right to acquire within sixty days pursuant to options, warrants, conversion privileges or other rights.

(2) Messrs. Cheung and Tsakok are officers, directors and beneficial owners of Richco Investors Inc. For purposes of this table, the 1,137,999 shares owned by Richco are deemed owned by Mr. Cheung and Mr. Tsakok, beneficially and individually.

(3)  As an officer Ms. Du received 330,000 options in 2004.

(4) Ernest Cheung has 16,667 options to purchase shares at $3.90 and 165,000 options at $.30.

(5)  Maurice Tsakok has 87,333 options to purchase shares at $3.90.

(6) Ernest Cheung is President of Development Fund II of Nova Scotia, Inc. which owns 63,333 common shares.

(7) Includes all shares of Richco Investors, Inc., Ernest Cheung, Maurice Tsakok, and Development Fund II of Nova Scotia since there is common control.

(8) Assumes exercise of all warrants and options within 60 days pursuant to Rule 13(d)(3)(d)(i).

(9)  QuickNet Partners owns 2,040,000 common shares for the acquisition.

(10) XiaoQing Du owns 330,000 options at the exercise price of $0.30; Ernest Cheung owns 165,000 post reverse split options at the exercise price of $0.30.

                              SELLING STOCKHOLDERS

         An aggregate of 36,893,030 shares of Common Stock may be offered for sale and sold pursuant to this prospectus by the selling shareholders. The shares are to be offered by and for the respective accounts of the selling shareholders. We have agreed to register all of the shares under the Securities Act for resale by the selling shareholders and to pay all of the expenses in connection with such registration and sale of the shares, other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the selling shareholders. We will not receive any proceeds from the sale of the shares by the selling shareholders.

         o We issued an aggregate of 28,714,458 shares of our Common Stock to 37 investors in our Offering.

         o We issued warrants to purchase 7,178,572 shares of Common Stock to the placement agent, and its assignees including selected dealers.

         Information with respect to the selling shareholders and the shares of our common stock held by them and those shares being offered for sale pursuant to this prospectus is set forth in the following table. None of the selling shareholders has had any material relationship with us within the past three years, except as noted above or in the notes to the following table.

                                                                  Amount and Nature of
                                                                Beneficial Ownership After
                                                                      the Sale of the
                                             Number of        Number of             Shares Being Offered
                                           Shares Owned     Shares Being              Percentage(1)
Selling Shareholder                        Prior to Sale   Offered for Sale        Before     After
--------------------------------------------------------------------------------------------------------
Alpha Capital AG                             1,000,000        1,000,000              5.0%       -
Robert Baron                                    42,858           42,858              *          -
Robert Bauers                                   71,429           71,429              *          -
Brookshire Securities                          325,000          325,000(2)           1.6%       -
Michael Capozzi                                 71,429           71,429              *          -
Lewis G. Cole                                   71,429           71,429              *          -
Thomas Dupont                                  142,858          142,858              *          -
John E. and Georgianna Gimbel                   71,429           71,429              *          -
Andreas Gubser                                  71,429           71,429              *          -
Michael Hamblett                                 5,000            5,000(2)           *          -
Philip J. Hempleman                            714,286          714,286              3.6%       -
Fiona Holland                                   71,429           71,429              *          -
Richard N. Houlding                             71,429           71,429              *          -
Iroquois Master Fund LTD                     1,071,429        1,071,429              5.4%       -
Robert Jackson                                  35,715           35,715              *          -
Louis Jaffe                                    142,858          142,858              *          -
George Jarskey                                  71,429           71,429              *          -
Francis William Johnson                         71,429           71,429              *          -
Kinder Investments                             500,000          500,000              2.5%       -
Michael J. Maloney                              71,429           71,429              *          -
Frank Mantek                                    71,429           71,429              *          -
Management Solutions International, Inc.       350,000          350,000(2)           1.7%       -
Meridian Ventures, LLC                         525,000          525,000(2)           2.6%       -
Meyers Associates, LLP                       5,963,572        5,963,572(2)          29.8%       -

                                                                                   Amount and Nature of
                                                                               Beneficial Ownership After
                                                                                     the Sale of the
                                           Number of        Number of             Shares Being Offered
                                         Shares Owned     Shares Being              Percentage(1)
Selling Shareholder                     Prior to Sale   Offered for Sale        Before     After
---------------------------------------------------------------------------------------------------------
Karen Lynne Miller                            71,429           71,429              *          -
Dr. Gerald Millstein                          35,715           35,715              *          -
Richard Molinsky                              71,429           71,429              *          -
Donald Mudd                                  428,752          428,572              2.1%       -
Nite Capital LP                              428,752          428,572              2.1%       -
Omicron Master Trust                         257,143          257,143              1.3%       -
Wayne and Bonnie Pensenstadler               214,286          214,286              1.1%       -
Norman Rothstein                              57,143           57,143              *          -
Robert Rubin                                 142,858          142,858              *          -
SCG Capital                                  142,858          142,858              *          -
Cira A. Lim, John L. Smith                    71,429           71,429              *          -
Southridge Partners LP                     1,428,572        1,428,572              7.1%       -
Anthony Spatacco                               5,000            5,000(2)           *          -
Starboard Capital                              5,000            5,000(2)           *          -
Michael F. Stone                             428,572          428,572              2.1%       -
Robert I. Strougo                             35,715           35,715              *          -
Rodney E. and Donna R. Suggs                 857,143          857,143              4.3%       -
Peter Wakeham                                 71,429           71,429              *          -
Dr. Ferdinand Weisbrod                       285,715          285,715              1.4%       -
Dean Whitla                                   71,429           71,429              *          -

* Less than 1% of the issued and outstanding shares

(1) As of September 12, 2005, we had 20,011,793 shares of Common Stock issued and unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is: (a) deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date and (b) assumed to have sold all shares registered hereby in this offering. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) These are Placement Agent Warrant Shares.

                            DESCRIPTION OF SECURITIES
GENERAL

         The Company is authorized to issue 500,000,000 shares of Common Stock, par value $.001 per share. As of September 12, 2005, there were 20,011,793 shares of Common Stock issued and outstanding held by 170 shareholders of record.

COMMON STOCK

         The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Holders of shares of Common Stock are not entitled to cumulative voting rights. The favorable vote of a plurality of the votes of the shares of Common Stock is necessary to elect the directors of the Company. To take all other actions, a majority of the votes of the shares of Common Stock outstanding is necessary. The holders of Common Stock are entitled to receive ratably such dividends when, as and if declared by the Board of Directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock, when issued in exchange for the consideration set forth herein, will be, validly issued, fully paid and non-assessable.

WARRANTS

         The following discussion is subject to the terms and conditions of the Class A and Class B Warrant, copies of which are incorporated by reference hereto.

         TERMS. For each Unit issued in the Offering, the Company also issued Class A Warrants and Class B Warrants to purchase such number of shares of Common Stock determined by dividing the purchase price per Unit of $25,000 by the $.35 per share Conversion Price of the Debentures, or 71,429 shares per Unit. Each Class A Warrant entitles the holder to purchase one share of Common Stock at any time after issuance at an exercise price per Class A Warrant of $.44 per share. The Class A Warrants shall expire on the second anniversary of the Effective Date of this Registration Statement, but not later than February 15, 2008 and be subject to other terms and conditions described below. Each Class B Warrant entitles the holder to purchase one share of Common Stock at any time after issuance at an exercise price of $.52 per share. The Class B Warrants shall expire on the third anniversary of the Effective Date of this Registration Statement, but not later than February 15, 2009 and be subject to other terms and conditions described below. The Class A Warrants and the Class B Warrants are sometimes collectively referred to herein as the "Warrants". The actual number of securities underlying the Units will be determined on the Closing Date based on the Average Closing Price. The Warrants may be exercised in whole or in part, at any time and from time to time during the Exercise Period. Warrants may be exercise for cash or pursuant to a "cashless exercise" right. Unless exercised, the Warrants will automatically expire at the end of the Exercise Period, subject to earlier termination by reason of redemption.

         ANTI-DILUTION PROVISIONS. The Exercise Price of the Warrants shall be subject to adjustment from time to time in the event of any by any stock split, reverse stock split, stock dividend, distributions, recapitalization, reorganization, reclassification or similar events. In addition, if at any time prior to the expiration dates of the Warrants, the Company issues or sells any shares of Common Stock or any equity or equity equivalent securities (collectively, "Common Stock Equivalents") for a per share consideration less than the Exercise Price on the date of such issuance or sale (a "Dilutive Issuance"), then the Exercise Price shall be adjusted so as to equal the value of the consideration received or receivable by the Company (on a per share basis) for the additional shares of Common Stock or Common Stock Equivalents so issued.

         REDEMPTION. The Class A Warrants and Class B Warrants will be subject to redemption by the Company at $.001 per Warrant, on not less than 30 days' prior written notice to the holders of the Warrants at any time commencing 6 months and 12 months, respectively, after the Effective Date of this Registration Statement allowing the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission and is in effect prior to the date of the notice of redemption and remains in effect; provided
(i) the average closing bid quotation or last sales price of the Common Stock, as applicable, has been at least 175% of the respective Exercise Prices per share for a period of 20 consecutive trading days ending not more than 15 days prior to the date on which the Company gives notice of redemption. The Warrants will be exercisable until 5:00 p.m. on the day immediately preceding the date fixed for redemption.

DIVIDENDS

         To date, the Company has not declared or paid any dividends on its Common Stock. The payment by the Company of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company's earnings, if any, its capital requirements and financial condition, any dividend restrictions or prohibitions under outstanding loan agreements, as well as other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain earnings for use in the Company's business operations.

TRANSFER AGENT AND WARRANT AGENT

         The transfer agent for our Common Stock, and the warrant agent for the Warrants is Holladay Stock Transfer, Inc., 2939 N. 67th Place, Scottsdale, AZ 85251.

SEC POSITION ON INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

CERTAIN MARKET INFORMATION

         Our Common Stock is listed on the NASD's OTCBB. There is no listing for the Debentures or the Warrants. However, there has been limited trading, to date, of our Common Stock. An OTCBB listing does not guarantee that an active trading market for our securities will develop. You will likely not be able to sell your securities if an active trading market for our securities does not develop. Further, we can give no assurance that such a market could be sustained if a trading market for our securities were to develop, nor that our securities could be resold at their original offering price or at any other price. Any market for our securities on the OTCBB will very likely be a limited one and, in all likelihood, be highly volatile. Although we intend to apply for a listing on Nasdaq or an exchange, when qualified, there is no assurance we will obtain such a listing. In any event, if our securities trade at a low price, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Accordingly, purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral.

         Federal regulations governing "penny stocks" could have a detrimental effect on holders of our securities. Our securities are subject to the SEC rules that impose special sales practice requirements upon broker-dealers that sell such securities to parties other than established customers or accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of our securities to buy or sell in any market that may develop. In addition, the SEC has adopted a number of rules to regulate "penny stocks." Because our securities currently constitute a "penny stock" within the meaning of these rules, the rules would apply to us and our securities. The rules may further affect the ability of owners of our securities to sell their securities in any market that may develop for them.

EQUITY COMPENSATION PLAN INFORMATION

         See "Executive Compensation -- 2005 Stock Option Plan" described above.

                              PLAN OF DISTRIBUTION

         The Shares being offered for sale pursuant to this prospectus may be sold by the selling shareholders for their respective own accounts. The selling shareholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the Shares. The distribution of the Shares by the selling shareholders is not currently subject to any underwriting agreement. Each selling shareholder must use a broker-dealer which is registered in the state in which the selling shareholder seeks to sell their Shares.

         The Shares may be sold or transferred for value by the selling shareholders, in one or more transactions, on the NASD OTC Bulletin Board, in privately negotiated transactions or in a combination of such methods. The Shares may be sold or transferred at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling shareholders may effect such transactions by selling or transferring the Shares to or through brokers and/or dealers, and such brokers or dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers/transferees of the Shares for whom such brokers or dealers may act as agent. Such broker or dealer compensation may be less than or in excess of customary commissions. However, the maximum compensation to be received by any NASD member or independent broker dealer will not be greater than eight (8%) percent of the gross proceeds of any sale. The selling shareholders and any broker or dealer that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act and under the NASD Corporate Financing Rules.

         Upon our being notified by a selling shareholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a supplemental prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

         o the name of each of such selling shareholder and the participating brokers and/or dealers,

         o   the number of shares involved,

         o   the price at which such shares are being sold,

         o the commissions paid or the discounts or concessions allowed to such brokers and/or dealers,

         o where applicable, that such brokers and/or dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and

         o   other facts material to the transaction.

         Any of the shares of our common stock being offered for sale pursuant to this prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

         Meyers, an NASD member firm, will not participate in any capacity under this resale prospectus and distribution.

         There can be no assurance that the selling shareholders will sell or transfer any of the Shares being offered pursuant to this prospectus.

                                     EXPERTS

         On December 22, 2004, the Company engaged Moen and Company, Canadian Chartered Accountants, to act as the principal accountantS to audit China Mobility's financial statements and consolidated financial statements as at December 31, 2004, and for the fiscal year ended December 31, 2004. Clancy and Co., P.L.L.C. was the Company's independent auditor and examined the financial statements of the Company for the fiscal years ended December 31, 2003 and 2002 and the subsequent interim periods through December 22, 2004.

                                  LEGAL MATTERS

The validity of the Shares of Common Stock offered in this Offering will be passed upon by Robinson & Cole LLP, 885 Third Avenue, Suite 2800, New York, NY 10022.

PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY IN ANY JURISDICTION WHERE SUCH OFFER, OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SHARES.

                         CHINA MOBILITY SOLUTIONS, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet as of June 30, 2005 (Unaudited)  ..............................................F-1

Consolidated Statements of Operations for the Three Months
     Ended June 30, 2005 and 2004 and the Six Months Ended
     June 30, 2005 and 2004 (Unaudited) ..................................................................F-2

Consolidated Statement of Stockholders' Equity
     for the Period from December 31, 2003 to June 30, 2005 (Unaudited)  .................................F-3

Consolidated Statements of Retained Earnings (Deficit)
     For the Three Months and Six Months Ended June 30, 2005 and June 30, 2004 (Unaudited)  ..............F-4

Consolidated Statements of Cash Flows for the Three Month Period
     and Six Month Period Ended June 30, 2005 and June 30, 2004 (Unaudited)  .............................F-5

Notes to Consolidated Financial Statements, June 30, 2005 (Unaudited)  ...........................F-6 to F-11

Report of Independent Registered Public Accounting Firm  ................................................F-12

Consolidated Balance Sheets as of December 31, 2004 and 2003  ...........................................F-13

Consolidated Statements of Operations
     for the years ended December 31, 2004 and 2003  ....................................................F-14

Consolidated Statement of Stockholders' Equity
     for the years ended December 31, 2004 and 2003  ....................................................F-15

Consolidated Statements of Cash Flows
     for the years ended December 31, 2004 and 2003  ....................................................F-16

Notes to Consolidated Financial Statements, December 31, 2005 .....................................F17 to F28


                   CHINA MOBILITY SOLUTIONS, INC. AND SUBSIDIARIES
                               (formerly Xin Net Corp.)
                             CONSOLIDATED BALANCE SHEETS
                         June 30, 2005 and December 31, 2004


STATED IN U.S. DOLLARS                                                        2005                  2004
                                                                          -----------            -----------
                                                                          (UNAUDITED)             (AUDITED)
                                                                             (Prepared by Management)
ASSETS

CURRENT ASSETS
  Cash and Cash Equivalents                                                $ 5,843,782            $ 5,380,622
  Accounts receivable                                                           19,293                 34,560
  Prepaid Expenses and Other Current Assets                                    321,394                 33,070
  Amount due from related parties                                               20,398                 18,322
                                                                           -----------            -----------
TOTAL CURRENT ASSETS                                                         6,204,867              5,466,574

INVESTMENT                                                                           1                      1
PROPERTY AND EQUIPMENT, NET (NOTE 2)                                             5,399                  6,549
GOODWILL                                                                       973,906                973,906
                                                                           -----------            -----------
TOTAL ASSETS                                                               $ 7,184,173            $ 6,447,030
                                                                           ===========            ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable and Other Accrued Liabilities                           $   296,366            $   340,824
  Deferred Revenue                                                           2,177,526              2,111,698
  Amount due to related parties (Note 7)                                       129,963                      -
                                                                           -----------            -----------
TOTAL CURRENT LIABILITIES                                                    2,603,855              2,452,522

MINORITY INTEREST                                                              165,119                 32,791

COMMITMENTS AND CONTINGENCIES                                                        -                      -

STOCKHOLDERS' EQUITY
  Common Stock : $0.001 Par Value
    Authorized : 50,000,000
    Issued and Outstanding : 16,921,670 (2004: 15,826,670)                      16,922                 15,827
  Additional Paid In Capital                                                 9,269,083              8,770,378
  Accumulated Deficit                                                       (4,692,228)            (4,640,956)
  Accumulated Other Comprehensive Loss                                        (178,578)              (183,532)
                                                                           -----------            -----------
TOTAL STOCKHOLDERS' EQUITY                                                   4,415,199              3,961,717
                                                                           -----------            -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $ 7,184,173            $ 6,447,030
                                                                           ===========            ===========


   (The accompanying notes are an integral part of these financial statements)

                 CHINA MOBILITY SOLUTIONS, INC. AND SUBSIDIARIES
                            (formerly Xin Net Corp.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              For the three month period and six month period ended
                        June 30, 2005 AND June 30, 2004
                      (Unaudited - Prepared by Management)

                                                                   THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                       JUNE 30,           JUNE 30,       JUNE 30,          JUNE 30,
STATED IN U.S. DOLLARS                                                   2005               2004           2005              2004
                                                                    ------------         -------        ----------       ---------

REVENUE
  Mobile marketing services                                         $  1,131,988         $      -       $2,186,501       $        -
  Tuition fee                                                             32,630           62,769          107,308          122,915
                                                                    ------------       ----------       ----------       ----------
                                                                       1,164,618           62,769        2,293,809          122,915
COST OF REVENUE
  Mobile marketing services                                              310,925                -          534,470                -
  Tuition fee                                                             16,579           13,828           27,018           28,373
                                                                    ------------       ----------       ----------       ----------
                                                                         327,504           13,828          561,488           28,373

GROSS PROFIT                                                             837,114           48,941        1,732,321           94,542

EXPENSES
  Advertising and promotion                                              268,112                -          409,432                -
  Consulting and professional                                             11,529           20,793           27,685           39,337
  Depreciation                                                               576              805            1,168            1,635
  Foreign exchange loss                                                    1,016            4,696            4,594            8,418
  General and administrative                                              32,576           28,622           56,893           35,341
  Investor relations                                                      87,825                -           87,825                -
  Legal settlement                                                             -           29,513                -           29,513
  Rent                                                                   171,334           11,967          329,949           25,561
  Salaries, wages and sub-contract                                       389,569           34,836          690,152           71,666
  Website development                                                          -                -           80,000                -
                                                                    ------------       ----------       ----------       ----------
                                                                         962,537          131,232        1,687,698          211,471

OPERATING INCOME (LOSS)                                                 (125,423)         (82,291)          44,623         (116,929)

OTHER INCOME AND EXPENSES
   Interest income                                                        19,172           29,555           36,414           29,556
   Other income                                                               19            1,186               19            1,461
   Equity loss                                                                 -          (81,273)               -          (81,273)
                                                                    ------------       ----------       ----------       ----------
                                                                          19,191          (50,532)          36,433          (50,256)
INCOME (LOSS) BEFORE MINORITY INTEREST AND
   DISCONTINUED OPERATIONS                                              (106,232)        (132,823)          81,056         (167,185)

MINORITY INTEREST                                                         (5,781)           9,677         (132,328)           4,634
                                                                    ------------       ----------       ----------       ----------
LOSS FROM CONTINUING OPERATIONS                                         (112,013)        (123,146)         (51,272)        (162,551)

DISCONTINUED OPERATIONS
  Loss from discontinued business press operations                             -          (62,142)               -          (41,654)
                                                                    ------------       ----------       ----------       ----------

Net Loss Available to Common Stockholders                           $   (112,013)       $(185,288)      $  (51,272)       $(204,205)
                                                                    ============       ==========       ==========       ==========

EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
  Earnings (loss) from continuing operations                        $      (0.01)       $   (0.01)      $    (0.00)       $   (0.01)
  Earnings (loss) from discontinued operations                              0.00            (0.00)            0.00            (0.00)
                                                                    ------------       ----------       ----------       ----------
  Total basic and diluted                                           $      (0.01)       $   (0.01)      $    (0.00)       $   (0.01)
                                                                    ============       ==========       ==========       ==========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
  Basic and diluted                                                   16,921,670       13,966,011       16,522,057       13,876,340
                                                                    ============       ==========       ==========       ==========


   (The accompanying notes are an integral part of these financial statements)

                CHINA MOBILITY SOLUTIONS, INC. AND SUBSIDIARIES
                            (formerly Xin Net Corp.)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
             FOR THE PERIOD FROM DECEMBER 31, 2003 TO JUNE 30, 2005
                      (Unaudited - Prepared by Management)

                                                                                                        ACCUMULATED
                                                                STOCK      ADDITIONAL                      OTHER
                                                   COMMON     AMOUNT AT     PAID IN      ACCUMULATED   COMPREHENSIVE
STATED IN U.S. DOLLARS                             SHARES     PAR VALUE     CAPITAL        DEFICIT          LOSS             TOTAL
                                               ------------  -----------  ----------    -------------  --------------    ----------

Balance, December 31, 2003                      41,360,010      41,360    8,194,045     $ (7,659,628)    $ (163,763)    $   412,014

Issuance of common stock for
 acquisition of Quicknet on June 23, 2004        6,120,000       6,120      544,680                                         550,800

Reverse stock split 3:1 on June 24, 2004       (31,653,340)    (31,653)      31,653                                               -

Net income for the year ended December
  31, 2004                                                                                 3,018,672                      3,018,672

Foreign currency translation adjustments                                                                    (19,769)        (19,769)
                                                ----------    --------   ----------     ------------     ----------     -----------
Balance, December 31, 2004                      15,826,670    $ 15,827   $8,770,378     $ (4,460,956)    $ (183,532)    $ 3,961,717

Issuance of common stock for cash on
  exercise of stock options on February
  24, 2005 @$0.30                                  495,000         495      148,005                                         148,500

Issuance of common stock for investor
   relations services                              600,000         600      350,700                                         351,300

Net loss for the six months ended
  June 30, 2005                                                                              (51,272)                       (51,272)

Foreign currency translation adjustments                                                                      4,954           4,954
                                                ----------    --------   ----------     ------------     ----------     -----------
Balance, June 30, 2005                          16,921,670    $ 16,922   $9,269,083     $ (4,692,228)    $ (178,578)    $ 4,415,199
                                                ==========    ========   ==========     ============     ==========     ===========



















  (The accompanying notes are an integral part of these financial statements)

                 CHINA MOBILITY SOLUTIONS, INC. AND SUBSIDIARIES
                            (formerly Xin Net Corp.)
             CONSOLIDATED STATEMENTS OF RETAINED EARNINGS (DEFICIT)
             FOR THE THREE MONTH PERIOD AND SIX MONTH PERIOD ENDED
                        JUNE 30, 2005 AND JUNE 30, 2004
                      (Unaudited - Prepared by Management)

                                                         THREE MONTHS ENDED                      SIX MONTHS ENDED
                                           JUNE 30,           JUNE 30,             JUNE 30,          JUNE 30,
STATED IN U.S. DOLLARS                       2005               2004                 2005              2004
                                          -----------    ------------------      -----------     ----------------
RETAINED EARNINGS (DEFICIT),
  BEGINNING OF PERIOD                     $(4,580,215)      $(7,678,545)         $(4,640,956)      $(7,659,628)

NET LOSS AVAILABLE TO
  COMMON STOCKHOLDERS                        (112,013)         (185,288)             (51,272)         (204,205)
                                          -----------       -----------          -----------       -----------

RETAINED EARNINGS (DEFICIT),
  END OF PERIOD                           $(4,692,228)      $(7,863,833)         $(4,692,228)      $(7,863,833)
                                          ===========       ===========          ===========       ===========





























   (The accompanying notes are an integral part of these financial statements)

                 CHINA MOBILITY SOLUTIONS, INC. AND SUBSIDIARIES
                            (FORMERLY XIN NET CORP.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE THREE MONTH PERIOD AND SIX MONTH PERIOD ENDED
                        JUNE 30, 2005 AND JUNE 30, 2004
                      (Unaudited - Prepared by Management)

                                                                                       THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                                    JUNE 30,     JUNE 30,    JUNE 30,   JUNE 30,
STATED IN U.S. DOLLARS                                                                2005         2004        2005       2004
                                                                                 ------------ ------------ ------------ -----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                       $  (112,013) $  (185,288) $   (51,272) $  (204,205)
  Adjustments to reconcile net loss to net cash
                                                                                                   20,488
    Provided by (Used in) operating activities
    Depreciation and amortization                                                        576        1,202        1,168        2,032
    Loss on disposal of subsidiary                                                                 41,292            -       41,292
    Translation adjustments                                                            2,909        5,978        4,954        9,881
    Minority interest                                                                  5,781       (9,677)     132,328       (4,634)
    Non-cash operating expenses                                                       87,825            -       87,825            -
    Equity loss                                                                                    81,273            -       81,273
    Changes in assets and liabilities
      (Increase)Decrease in accounts receivable                                        9,931      (20,571)      15,267      (19,465)
      (Increase)Decrease in prepaid expenses and other current assets                (33,318)       6,974      (24,867)      15,237
      Increase in amount due from (to) related parties                               157,089      (41,210)     127,887      (41,210)
      Decrease in accounts payable                                                  (103,980)     (85,776)     (44,458)     (68,307)
      Increase in deferred revenue                                                   161,247       25,427       65,828       17,697
      Increase in liabilities to be disposed of                                                   137,926            -      137,926
                                                                                 -----------  -----------  -----------  -----------
  Net cash provided by (used in) operating activities                                176,047      (21,962)     314,660      (32,483)
                                                                                 -----------  -----------  -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash transferred in from acquisition of Quicknet                                              1,477,355            -    1,477,355
  Cash transferred out from disposal of Dawa                                                      (15,217)           -      (15,217)
                                                                                 -----------  -----------  -----------  -----------
  Net cash flows provided by financing activities                                               1,462,138            -    1,462,138
                                                                                 -----------  -----------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock for cash                                                                     -      148,500            -
                                                                                 -----------  -----------  -----------  -----------
  Net cash flows provided by financing activities                                          -            -      148,500            -
                                                                                 -----------  -----------  -----------  -----------

Effect of exchange rate changes on cash                                                            (1,084)           -       (1,084)
Net cash provided by discontinued operations                                                      (10,863)

INCREASE IN CASH AND CASH EQUIVALENTS                                                176,047    1,428,229      463,160    1,428,571

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                    5,667,735    3,304,019    5,380,622    3,303,677
                                                                                 -----------  -----------  -----------  -----------
CASH AND CASH EQUIVALENTS - END OF PERIOD                                        $ 5,843,782  $ 4,732,248  $ 5,843,782  $ 4,732,248
                                                                                 ===========  ===========  ===========  ===========

Supplemental Information :
Cash paid for :
    Interest                                                                     $         2  $         -  $         2  $         -
    Income taxes                                                                           -            -            -            -

Non-cash investment :
     Issuance of 2,040,000 common shares for the acquisition of Quicknet         $         -  $ 1,224,000  $         -  $ 1,224,000
     Issuance of 600,000 common shares for services rendered                         351,300            -      351,300            -


   (The accompanying notes are an integral part of these financial statements)

                         CHINA MOBILITY SOLUTIONS, INC.
                       (PREVIOUSLY KNOWN AS XIN NET CORP.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                  ( UNAUDITED )

1. BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America. However, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted or condensed pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). In the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation have been included. The results for interim periods are not necessarily indicative of results for the entire year. These condensed consolidated financial statements and accompanying notes should be read in conjunction with the Company's annual consolidated financial statements and the notes thereto for the fiscal year ended December 31, 2004 included in its Annual Report on Form 10-KSB.

The unaudited condensed consolidated financial statements include China Mobility Solutions, Inc. and its subsidiaries. All inter-company transactions and accounts have been eliminated.

Certain items have been reclassified to conform to the current period presentation. There is no effect on total results of operations or stockholders' equity.

2. PROPERTY AND EQUIPMENT

                                               June 30    December 31,
                                                 2005         2004
Equipment                                   $     24,832  $     24,832
Library                                            9,554         9,554
Furniture                                          9,975         9,975
                                            ------------  ------------
Total                                             44,361        44,361
Less : Accumlated depreciation                   (38,962)      (37,812)
                                            ------------  ------------
Net book value                              $      5,399  $      6,549
                                            ------------  ------------

The depreciation expenses charged to continuing operations for the three-month and six-month periods ended June 30, 2005 were $576 and $1,168 respectively.

3. BASIC AND DILUTED EARNINGS (LOSS) PER SHARE


Basic earnings (loss) per share are computed by dividing net earnings (loss) available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net earnings available to common stockholders by the weighted-average number of common shares outstanding during the period increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued.


The following table sets forth the computations of shares and net loss used in the calculation of basic and diluted loss per share for the three-month and six-month periods ended June 30, 2005 and 2004:


                                                                   Three months ended                    Six months ended
                                                                        June 30,                             June 30,

                                                                  2005              2004               2005                2004
                                                            ---------------    ---------------    ---------------    ---------------
Income (Loss) from continuing
operations                                                $       (112,013)    $     (123,146)    $      (51,272)    $     (162,551)
Income (Loss) from discontinued
operations                                                               -            (61,142)                 -            (41,654)
                                                          ----------------     --------------     --------------     --------------
Net income (loss) for the period                                  (112,013)          (184,288)           (51,272)          (204,205)
Weighted-average number of shares
outstanding                                                     16,921,670         13,966,011         16,475,648         13,876,340
Effective of dilutive securities:
Dilutive options - $0.30                                                 -                  -                  -                  -
Dilutive warrants - $2.25                                                -                  -                  -                  -
                                                          ----------------     --------------     --------------     --------------
Dilutive potential common shares                                         -                  -                  -                  -
                                                          ----------------     --------------     --------------     --------------

Adjusted weighted-average shares and                            16,921,670         13,966,011         16,475,648         13,876,340
assumed conversions

Basic income (loss) per share attributable to common shareholders:

Income (loss) from continuing operations                    $        (0.01)    $        (0.01)   $         (0.00)    $        (0.01)
Income (loss) from discontinued operations                            0.00               0.00               0.00               0.00
                                                          ----------------     --------------     --------------     --------------
Total basic income (loss) per share                         $        (0.01)    $        (0.01)   $         (0.00)    $        (0.01)
                                                          ================     ==============     ==============     ==============
Diluted income (loss) per share attributable to
common shareholders:
Income (loss) from continuing operations                    $        (0.01)    $        (0.01)   $         (0.00)    $        (0.01)
Income (loss) from discontinued operations                            0.00               0.00               0.00               0.00
                                                          ----------------     --------------     --------------     --------------
Total diluted income (loss) per share                       $        (0.01)    $        (0.01)   $         (0.00)    $        (0.01)
                                                          ================     ==============     ==============     ==============



The effect of outstanding options and warrants was not included as the effect would be antidilutive.


On June 24, 2004, the Company carried out a 3 for 1 reverse stock-split. Figures of prior periods have been retroactively restated to reflect the effect of the reverse stock-split.

4. SHARE CAPITAL

During the quarter ended June 30, 2005, the Company issued 600,000 shares of its common stock at a fair value of $351,300 to a company for one year investor relations services until March 2006. As of June 30, 2005, $263,475 was recorded as prepaid expenses and $87,825 was recorded as investor relations expense.

5. SHARE PURCHASE WARRANTS

5,884,990 Series "A" warrants were expired during the six-month period ended June 30, 2005. As of June 30, 2005, 10 Series "B" warrants were outstanding which entitle the holders to purchase a common share of the Company at $2.25 each on or before March 31, 2006.

6. STOCK OPTIONS

On February 24, 2005, 495,000 stock options at $0.30 each were exercised.

Options outstanding at June 30, 2005 were 660,000 with option price of $0.30 each. No options were granted, canceled or forfeited during the six-month period ended June 30, 2005. The weighted average remaining contractual life is 2.0 years.

7. RELATED PARTY TRANSACTIONS

During the three-month and six-month periods ended June 30, 2005, the Company paid $5,194.31 and $10,388.62 to an officer as wages and benefits.

As of June 30, 2005, the Company has an amount of $20,398 due to a company with a common director without interest or specific terms of repayment.

As of June 30, 2005, the Company has an amount of $129,963 due to a director of the Company for expenses advanced on behalf of the Company. The amount is non-interest bearing and is repayable on demand.

8. SEGMENT AND GEOGRAPHIC DATA

The Company's reportable segments are geographic areas and two operating segments, the latter comprised of mobile communication and ESL education. Summarized financial information concerning the Company's reportable segments is shown in the following table. The "Other" column includes corporate related items, and, as it relates to segment profit (loss), income and expenses not allocated to reportable segments.

A. By geographic areas                                 China         Canada       Other            Total
                                                       -----         ------       -----            -----
Three months ended June 30, 2005

Revenue from continuing operations                $   1,131,988  $    32,630    $        -     $   1,164,618
Operating income (loss)                                   4,743      (37,898)      (92,268)         (125,423)
Total assets                                          6,744,355      124,682       315,136         7,184,173
Depreciation                                                  -          576             -               576
Interest income                                          19,165            7             -            19,172
Income from discontinued operations                           -            -             -                 -
Investment in equity method investee                          -            -             1                 1

Three months ended June 30, 2004

Revenue from continuing operations                $           -  $    62,769    $        -     $      62,769
Operating income (loss)                                   1,653      (53,793)      (30,151)          (82,291)
Total assets                                          8,770,544      190,008       218,708         9,179,260
Depreciation                                                  -          764            41               805
Interest income                                               -       29,555             -            29,555
Income from discontinued operations                           -      (62,142)            -           (62,142)
Investment in equity method investee                          -            -       172,251           172,251



A. By geographic areas                         China          Canada         Other         Total
                                            -----------   -----------       --------    -----------
Six months ended June 30, 2005
------------------------------
Revenue from continuing operations          $ 2,186,501   $   107,308      $       -    $ 2,293,809
Operating income (loss)                         261,926       (28,702)      (188,601)        44,623
Total assets                                  6,744,355       124,682        315,136      7,184,173
Depreciation                                          -         1,160              8          1,168
Interest income                                  36,403            11              -         36,414
Income from discontinued operations                   -             -              -              -
Investment in equity method investee                  -             -              1              1

Six months ended June 30, 2004
------------------------------
Revenue from continuing operations          $         -   $   122,915      $       -    $   122,915
Operating loss                                      697       (86,122)       (31,504)      (116,929)
Total assets                                  8,770,544       190,008        218,708      9,179,260
Depreciation                                          -         1,553             82          1,635
Interest income                                       -        29,556              -         29,556
Income from discontinued operations                   -       (41,654)             -        (41,654)
Investment in equity method investee                  -             -        172,251        172,251



                                                Mobile          ESL
B. By operating segments                    communications   education         Other         Total
                                           ---------------  -----------     ----------    -----------
For the three months ended June 30, 2005
----------------------------------------
Revenue from external customers               $ 1,133,972   $    30,646     $        -    $ 1,164,618
Intersegment revenue                                    -             -              -              -
Interest revenue                                    8,970             7         10,195         19,172
Interest expense                                        -             -              1              1
Depreciation                                            -           535             41            576
Segment operation profit (loss)                     2,828       (16,628)      (111,623)      (125,423)
Segment assets                                  2,446,380       121,847      4,615,946      7,184,173

For the three months ended June 30, 2004
----------------------------------------
Revenue from external customers                      $  -   $    62,769     $        -    $    62,769
Intersegment revenue                                    -             -              -              -
Interest revenue                                        -             3         29,552         29,555
Interest expense                                        -             -              -              -
Depreciation                                            -           717             88            805
Segment operation profit (loss)                         -       (32,828)       (49,463)       (82,291)
Segment assets                                  1,593,844        75,973      7,509,443     (9,179,260)


                                                Mobile          ESL
B. By operating segments                    communications   education         Other         Total
                                           ---------------  -----------     ----------    -----------
For the six months ended June 30, 2005
--------------------------------------
Revenue from external customers               $ 2,186,501   $   107,308     $        -    $ 2,293,809
Intersegment revenue                                    -             -              -              -
Interest revenue                                    8,970            11         27,433         36,414
Interest expense                                        -             -              2              2
Depreciation                                            -         1,077             91          1,168
Segment operation profit (loss)                   261,088        13,591       (230,056)        44,623
Segment assets                                  2,446,380       121,847      4,615,946      7,184,173


For the six months ended June 30, 2004
--------------------------------------
Revenue from external customers               $         -   $   122,915     $        -    $   122,915
Intersegment revenue                                    -             -              -              -
Interest revenue                                        -             4         29,552         29,556
Interest expense                                        -             -              -              -
Depreciation                                            -         1,458            177          1,635
Segment operation profit (loss)                         -       (43,300)       (73,629)      (116,929)
Segment assets                                  1,593,844        75,973      7,509,443      9,179,260



                                MOEN AND COMPANY
                              CHARTERED ACCOUNTANTS


MEMBER:                                                                 SECURITIES COMMISSION BUILDING
Canadian Institute of Chartered Accountants                               PO BOX 10129, PACIFIC CENTRE
Institute of Chartered Accountants of British Columbia            SUITE 1400 - 701 WEST GEORGIA STREET
Institute of Management Accountants (USA) (From 1965)                      VANCOUVER, BRITISH COLUMBIA
                                                                                        CANADA V7Y 1C6
REGISTERED WITH:
Public Company Accounting Oversight Board (USA) (PCAOB)
Canadian Public Accountability Board (CPAB)                                  TELEPHONE: (604) 662-8899
Canada  - British Columbia Public Practice Licence                                 FAX: (604) 662-8809
                                                                               EMAIL: moenca@telus.net
------------------------------------------------------------------------------------------------------


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Shareholders and Directors of
China Mobility Solutions, Inc.

We have audited the accompanying consolidated balance sheet of China Mobility Solutions, Inc. as of December 31, 2004, and the related consolidated statements of operations, retained earnings(deficit), cash flows and stockholders' equity for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of China Mobility Solutions, Inc. as of December 31, 2003 were audited by other auditors whose report, dated April 23, 2004, expressed an unqualified opinion on those statements, except for an additional paragraph concerning going concern disclosure.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluation the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of China Mobility Solutions, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.


                                                "MOEN AND COMPANY"
Vancouver, British Columbia, Canada

                                                Chartered Accountants
April 6, 2005



                     "INDEPENDENT ACCOUNTANTS AND AUDITORS"

                         CHINA MOBILITY SOLUTIONS, INC.
                            (formerly Xin Net Corp.)
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003
                             Stated in U.S. dollars


                                                                                   2004               2003
                                                                                ----------        ------------
                                                                                 (Audited)           (Audited)
ASSETS

CURRENT ASSETS
  Cash and Cash Equivalents                                                     $ 5,380,622        $ 3,303,591
  Accounts receivable, net of allowance of $nil (2003: $58,678)                      34,560              1,107
  Prepaid Expenses and Other Current Assets                                          33,070             31,246
  Amount due from related parties                                                    18,322                  -
  Assets to be disposed of                                                                -          2,533,838
                                                                                -----------        -----------
TOTAL CURRENT ASSETS                                                              5,466,574          5,869,782
                                                                                -----------        -----------

INVESTMENT (NOTE 4)                                                                       1            253,524
PROPERTY AND EQUIPMENT, NET (NOTE 5)                                                  6,549              9,870
GOODWILL                                                                            973,906            187,436
                                                                                -----------        -----------
TOTAL ASSETS                                                                    $ 6,447,030        $ 6,320,612
                                                                                ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable and Other Accrued Liabilities                                $   340,824        $   141,542
  Deferred Revenue                                                                2,111,698             28,354
  Liabilities to be disposed of                                                           -          3,284,355
  Security deposit from Sino-i.com Ltd.                                                   -          2,416,200
                                                                                -----------        -----------
TOTAL CURRENT LIABILITIES                                                         2,452,522          5,870,451
                                                                                -----------        -----------

MINORITY INTEREST                                                                    32,791             38,147
                                                                                -----------        -----------
STOCKHOLDERS' EQUITY
  Common Stock : $0.001 Par Value
    Authorized : 50,000,000 common shares
    Issued and Outstanding : 15,826,670 common shares (2003: 13,786,670)
      Par Value                                                                      15,827             13,787
      Additional Paid In Capital                                                  8,770,378          8,221,618
  Accumulated Deficit                                                            (4,640,956)        (7,659,628)
  Accumulated Other Comprehensive Loss                                             (183,532)          (163,763)
                                                                                -----------        -----------
TOTAL STOCKHOLDERS' EQUITY                                                        3,961,717            412,014
                                                                                -----------        -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $ 6,447,030        $ 6,320,612
                                                                                ===========        ===========


   (The accompanying notes are an integral part of these financial statements)

                         CHINA MOBILITY SOLUTIONS, INC.
                            (formerly Xin Net Corp.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                             Stated in U.S. dollars


                                                                          2004                 2003
                                                                      ------------         ------------
                                                                        (Audited)           (Audited)
Revenue
  Mobile marketing services                                           $   1,871,96         $          -
  Tuition fee                                                              298,806              280,723
                                                                      ------------         ------------
TOTAL REVENUE                                                            2,170,766              280,723
                                                                      ------------         ------------
COST OF REVENUE
  Mobile marketing services                                                412,222                    -
  Tuition fees                                                              61,013              134,340
                                                                      ------------         ------------
                                                                           473,235              134,340
                                                                      ------------         ------------
GROSS PROFIT                                                             1,697,531              146,383
                                                                      ------------         ------------

EXPENSES
  Advertising and promotion                                                541,142               16,048
  Consulting and professional                                              116,784              118,052
  Depreciation                                                               2,071                7,394
  Foreign exchange loss (gain)                                             (24,029)             (14,032)
  General and administrative                                               110,116               58,219
  Rent                                                                     296,920               68,966
  Salaries, wages and sub-contract                                         724,493               82,446
  Impairment on marketable securities                                      172,250                    -
                                                                      ------------         ------------
TOTAL EXPENSES                                                           1,939,747              337,093
                                                                      ------------         ------------

OPERATING LOSS                                                            (242,216)            (190,710)

OTHER INCOME AND EXPENSES
   Interest income                                                          82,602               15,066
   Other income                                                             10,272                7,678
   Equity loss in undistributed earnings of investee company               (81,273)             (66,076)
                                                                      ------------         ------------
                                                                            11,601              (43,332)
                                                                      ------------         ------------
LOSS BEFORE MINORITY INTEREST AND
   DISCONTINUED OPERATIONS                                                (230,615)            (234,042)

MINORITY INTEREST                                                          (28,157)              26,046
                                                                      ------------         ------------

LOSS FROM CONTINUING OPERATIONS                                           (258,772)            (207,996)
                                                                      ------------         ------------

DISCONTINUED OPERATIONS
  Loss from Assets held for sale                                                 -             (322,987)
  Gain on disposal of ISP operations                                             -              206,653
  Gain on disposal of internet-related operations (Note 6)               3,319,098                    -
  Loss on disposal of business press operations (Note 7)                   (41,292)                   -
  Income (loss) from discontinued operations (Note 7)                         (362)              10,053
                                                                      ------------         ------------
                                                                         3,277,444             (106,281)

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS                    $  3,018,672         $   (314,277)
                                                                      ============         ============

EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
  Earnings (loss) from continuing operations                          $      (0.02)        $      (0.01)
  Earnings (loss) from discontinued operations                                0.22                (0.01)
                                                                      ------------         ------------
  Total basic and diluted                                             $       0.20         $      (0.02)
                                                                      ============         ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
  Basic and diluted                                                     14,856,834           13,786,670
                                                                      ============         ============


   (The accompanying notes are an integral part of these financial statements)

                         CHINA MOBILITY SOLUTIONS, INC.
                            (FORMERLY XIN NET CORP.)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                             STATED IN U.S. DOLLARS

                                                                          CAPITAL STOCK
                                                            ---------------------------------------                ACCUMULATED
                                                                          ADDITIONAL                                  OTHER
                                                  COMMON                    PAID IN                 ACCUMULATED   COMPREHENSIVE
                                                  SHARES       PAR VALUE    CAPITAL       TOTAL       DEFICIT           LOSS
----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2002                       41,360,010    $ 41,360    $8,194,045   $8,235,405  $ (7,345,351)   $ (148,659)
Net loss for year ended December 31, 2003                                                               (314,277)
Foreign Currency Translation Adjustments                                                                               (15,104)
----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003                       41,360,010    $ 41,360    $8,194,045   $8,235,405   $(7,659,628)   $ (163,763)
Issuance of common stock for
 acquisition of Quicknet on June 23, 2004         6,120,000       6,120       544,680      550,800
Reverse stock split 3:1 on June 24, 2004        (31,653,340)    (31,653)       31,653            -
Net income for year ended December 31, 2004                                                            3,018,672
Foreign Currency Translation Adjustments                                                                               (19,769)
----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2004                       15,826,670    $ 15,827    $8,770,378   $8,786,205  $ (4,640,956)   $ (183,532)
==================================================================================================================================



                                                          TOTAL
--------------------------------------------------------------
Balance, December 31, 2002                          $ 741,395
Net loss for year ended December 31, 2003            (314,277)
Foreign Currency Translation Adjustments              (15,104)
--------------------------------------------------------------
Balance, December 31, 2003                          $ 412,014
Issuance of common stock for
 acquisition of Quicknet on June 23, 2004             550,800
Reverse stock split 3:1 on June 24, 2004                    -
Net income for year ended December 31, 2004         3,018,672
Foreign Currency Translation Adjustments              (19,769)
--------------------------------------------------------------
Balance, December 31, 2004                        $ 3,961,717
==============================================================



  (The accompanying notes are an integral part of these financial statements)

                         CHINA MOBILITY SOLUTIONS, INC.
                            (FORMERLY XIN NET CORP.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
                             STATED IN U.S. DOLLARS


                                                                                         2004             2003
                                                                                     -----------       -----------
                                                                                      (AUDITED)          (AUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                                  $ 3,018,672       $  (314,277)
  Less: loss from assets held for sale                                                         -           322,987
  Less: loss from discontinued operations                                                    362           (10,053)
  Adjustments to reconcile net loss to net cash
    Provided by (Used in) operating activities
    Depreciation and amortization                                                          2,071             7,394
    Foreign Currency Translation adjustments                                             (19,769)          (15,104)
    Minority interest                                                                     28,157           (26,046)
    Impairment on marketable securities                                                  172,250                 -
    Gain on disposal of ISP operations                                                         -          (206,653)
    Gain on disposal of internet-related operations                                   (3,319,098)                -
    Loss on disposal of business press operations                                         41,292                 -
    Equity loss of The Link Group, Inc.                                                   81,273            66,076

    Changes in assets and liabilities
      (Increase) Decrease in accounts receivable                                          57,107            (1,107)
      (Increase) Decrease in prepaid expenses and other current assets                     9,174            (8,824)
      Increase in amount due from related parties                                        (18,322)                -
      Increase (Decrease) in accounts payable                                            (75,848)           32,498
      Increase (Decrease) in deferred revenue                                            468,649            (9,371)
      Increase in security deposits                                                            -         2,416,200
                                                                                     -----------       -----------
  Net cash provided by operating activities                                              445,970         2,253,720
                                                                                     -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                                                          -           (10,661)
  Reduction in investment                                                                      -             1,266
  Cash acquired from acquisition of Quicknet                                           1,477,355                 -
                                                                                     -----------       -----------
  Net cash flows provided by (used in) investing activities                            1,477,355            (9,395)
                                                                                     -----------       -----------

Effect of exchange rate changes on cash                                                      694                 -

NET CASH PROVIDED BY CONTINUING OPERATIONS                                             1,924,019         2,244,325
NET CASH PROVIDED BY ASSETS HELD FOR SALE                                                152,381            98,751
NET CASH PROVIDED BY DISCONTINUED OPERATIONS                                                 631             3,382
                                                                                     -----------       -----------
INCREASE IN CASH AND CASH EQUIVALENTS                                                  2,077,031         2,346,458

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                                          3,303,591           957,133

CASH AND CASH EQUIVALENTS - END OF YEAR                                              $ 5,380,622       $ 3,303,591
                                                                                     ===========       ===========


Supplemental Information :
Cash paid for :
    Interest                                                                         $        69       $     6,565
    Income taxes                                                                               -            10,978

Non-cash investment :
Issuance of 6,120,000 common shares for the acquisition of Quicknet                  $   550,800       $         -


   (The accompanying notes are an integral part of these financial statements)

                         CHINA MOBILITY SOLUTIONS, INC.

                            (FORMERLY XIN NET CORP.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

China Mobility Solutions, Inc. ("the Company"), previously known as Xin Net Corp., was incorporated under the laws of the State of Florida on September 12, 1996, with an authorized capital of 50,000,000 shares of $0.001 par value common stock. The Company's principal business activities include providing mobile/wireless communication; in particular, Short Message Services ("SMS") and education and training courses for foreign students.

Prior to June 2003, the Company provided internet-related services, including domain name registration, web-hosting and other value-added services, such as e-commerce and advertising in several major cities in the Peoples Republic of China ("PRC"). Due to the lack of funding and high competition in the market, the Company signed an agreement to sell its internet-related services in the PRC (see Note 6 for details).

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation - The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries as outlined in Note 2. All significant inter-company transactions and balances have been eliminated on consolidation.

Accounting method - The Company's financial statements are prepared using the accrual method of accounting.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk - The Company maintains Renminbi cash balances in banks of the People's Republic of China and U.S. Dollar cash balances in Canadian and Hong Kong banks, that are not insured. Revenues were derived in geographic locations outside the United States. The ELSA program of Windsor accounts for 53% of the total tuition fees and 7.3% of the total revenue of the Company. The SMS of Quicknet accounts for 86.2% of the total revenue of the Company.

Cash and cash equivalents - Cash equivalents consists of time deposits with original maturities of three months or less.

Investments - The Company determines the appropriate classification of marketable debt and equity securities at the time of purchase and reevaluates such designation as of each balance sheet date. All marketable debt securities are classified as held-to-maturity and are carried at amortized cost, which approximates fair value.

Accounts receivable and allowance for doubtful accounts - Accounts receivable are recorded net of allowances for doubtful accounts and reserves for returns. In the normal course of business, the Company extends credit to customers that satisfy predefined credit criteria. The Company is required to estimate the collectability of its receivables. Reserves for returns are based on historical return rates and sales patterns. Allowances for doubtful accounts are established through the evaluation of accounts receivable agings and prior collection experience to estimate the ultimate realization of these receivables.

Property and equipment - Property and equipment, stated at cost, is depreciated under the straight-line method over their estimated useful lives, ranging from three to seven years.

Goodwill - Goodwill is the excess of the acquisition cost of businesses over the fair value of the identifiable net assets (tangible and intangible) acquired. Goodwill acquired has to be evaluated for impairment at the beginning of year 2002 and on an annual basis going forward according to Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets". The standard requires a two-step process to be performed to analyze whether or not goodwill has been impaired. Step one requires that the fair value be compared to book value. If the fair value is higher than the book value, no impairment is indicated and there is no need to perform the second step of the process. If the fair value is lower than the book value, step two must be evaluated. Step two requires a hypothetical purchase price allocation analysis to be done to reflect a current book value of goodwill. The current value is then compared to the carrying value of goodwill. If the current fair value is lower than the carrying value, an impairment must be recorded. Annually, the goodwill is tested for impairment in the fourth quarter.

Long-lived assets - The Company records impairment losses on long-lived assets used in operation when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

Revenue recognition - The Company's revenues for 2004 consisted of revenues from SMS, education and training services. In accordance with S.E.C. Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," the Company recognizes revenue when the following criteria are met: persuasive evidence that an arrangement exists; delivery has occurred or services have been rendered; the price to the customer is fixed or determinable; and collectability is reasonably assured. If all of the above criteria have been met, revenues are principally recognized upon shipment of products or when services have been rendered. Revenues derived from SMS, education and training is recognized as the services are performed. Amounts received from customers in advance of revenue recognition are deferred and classified on the balance sheet as "deferred revenue."

The Company's revenues for 2003, which are included in discontinued operations, consisted of revenues from commercial printing. Revenues derived from commercial printing are recognized when the job has been completed and is delivered to the customer.

Cost recognition - Cost of service includes direct costs to produce products and provide services.

Deferred revenue and deferred cost - Deferred revenue for 2004 consists primarily of SMS, education and training revenue received prior to the services being performed.

Deferred revenue for 2003, which is included as a component of "Liabilities to be disposed of" consists of prepaid domain name registration fees. End users receive certain elements of the Company's revenues over a period of time. As a result, the Company's revenue recognized represents the fair value of these elements over the product's life cycle. Deferred cost for 2003, which is included as a component of "Assets to be disposed of" consists of amounts paid to various registrars for domain name registration fees and are deferred on the same basis as revenue.

Capitalized software costs - The Company accounts for the development cost of software intended for sale in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed." SFAS No. 86 requires product development costs to be charged to expense as incurred until technological feasibility is attained. Technological feasibility is attained when the Company's software has completed system testing and has been determined viable for its intended use. Accordingly, the Company did not capitalize any development costs during the period. Total costs expensed during the periods presented were approximately $55,577 for 2004 and $250,000 for 2003.

Advertising costs - Advertising costs are expensed as incurred. Total advertising costs charged to operations amounted to $538,949 for 2004 and $16,822 for 2003. Total advertising costs included in discontinued operations amounted to $2,193 for 2004 and $155,075 for 2003.

Income taxes - The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Foreign currency translations - The assets and liabilities of the Company's foreign operations are generally translated into U.S. dollars at current exchange rates, and revenues and expenses are translated at average exchange rates for the year. Resulting foreign currency translation adjustments are reflected as a separate component of stockholders' equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency, except those transactions which operate as a hedge of an identifiable foreign currency commitment or as a hedge of a foreign currency investment position, are included in the results of operations as incurred.

Fair value of financial instruments - For certain of the Company's financial instruments, including cash and cash equivalents, prepaid expenses and other current assets, accounts payable and other accrued liabilities, and deferred revenues, the carrying amounts approximate fair value due to their short maturities.

Business segment information - The Company discloses information about its reportable segments in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company's reportable segments are geographic areas. The accounting policies of the operating segments are the same as those for the Company.

Earnings per share - Basic earnings or loss per share are based on the weighted average number of common shares outstanding. Diluted earnings or loss per share is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic earnings/loss per share is computed by dividing income/loss (numerator) applicable to common stockholders by the weighted average number of common shares outstanding (denominator) for the period. All earnings or loss per share amounts in the financial statements are basic earnings or loss per share, as defined by SFAS No. 128, "Earnings Per Share." Diluted earnings or loss per share does not differ materially from basic earnings or loss per share for all periods presented. Convertible securities that could potentially dilute basic earnings per share in the future such as options and warrants are not included in the computation of diluted earnings per share because to do so would be antidilutive. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value.

Stock-based compensation - The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Compensation cost for stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. SFAS No.123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The Company has elected to remain on its current method of accounting as described above, and has adopted the disclosure requirements of SFAS No. 123. In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, amending FASB No. 123, and "Accounting for Stock-Based Compensation". This statement amends Statement No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 amends APB Opinion No. 28 "Interim Financial Reporting" to require disclosure about those effects in interim financial information. The Company adopts the disclosure provisions and the amendment to APB No. 28 effective for interim periods beginning after December 15, 2002.

Had compensation expense for the Company's stock-based compensation plans been determined under FAS No. 123, based on the fair market value at the grant dates, the Company's pro forma net loss and pro forma net loss per share would have been reflected as follows at December 31:

                                                                2004               2003
                                                            -----------       -----------
Net income (loss)
   As reported                                              $ 3,018,672       $  (314,277)
   Stock-based employee compensation cost, net of tax          (267,300)         (122,758)
                                                            -----------       -----------
   Pro-forma                                                $ 2,751,372       $  (437,035)
                                                            ===========       ===========
Loss per share
   As reported                                              $      0.20       $     (0.02)
                                                            ===========       ===========
   Pro-forma                                                $      0.19       $     (0.03)
                                                            ===========       ===========

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with weighted average assumptions for grants as follows:

Risk free interest rate                                       3.65%
Expected life of options in years                      1 to 3 years
Expected volatility                                            184%
Dividend per share                                            $0.00

Comprehensive income - The Company has adopted SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company includes items of other comprehensive loss by their nature, such as foreign currency translation adjustments, in a financial statement and displays the accumulated balance of other comprehensive loss separately from accumulated deficit in the equity section of the balance sheet. The Company discloses total comprehensive loss, its components and accumulated balances on its statement of stockholders' equity.

Capital structure - The Company discloses its capital structure in accordance with SFAS No. 129, "Disclosure of Information about Capital Structure," which established standards for disclosing information about an entity's capital structure.

Related party transactions - A related party is generally defined as (i) any person that holds 10% or more of the Company's securities and their immediate families, (ii) the Company's management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. (See Note 12)

Fair value of financial instruments - For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, prepaid expenses, amount due from related parties, accounts payable and accrued liabilities, and deferred revenue, the carrying amounts approximate fair value due to their short maturities.

Reclassification of Prior Period - Certain prior period amounts have been reclassified to conform to the current year presentation. These changes had no effect on previously reported results of operations or total stockholders' equity.

Recent Accounting Pronouncements - The Financial Accounting Standards issued the following pronouncements during 2004, none of which are expected to have a significant affect on the financial statements:

In March 2004, the EITF reached final consensus on EITF 03-6 which provides additional guidance to determine whether a security is a participating security and therefore subject to the two-class method under SFAS 128. The guidance in EITF 03-6 clarifies the notion of what constitutes a participating security, and is effective for fiscal periods (interim or annual) beginning after March 31, 2004. EITF 03-06 provides guidance in applying the two-class method of calculating earnings per share for companies that have issued securities other than common stock that contractually entitle the holder to participate in any dividends declared and earnings of the company. The opinion defines what constitutes a participating security and how to apply the two-class method of calculating earnings per share to those securities. In addition, the consensus in EITF 03-6 nullifies the guidance in EITF Topic No. D-95, "Effect of Participating Convertible Securities on the Computation of Basic Earnings Per Share", and requires the use of the two-class method to compute basic EPS by companies with participating convertible securities. The adoption did not have an impact on our calculation of earnings per share.

In April 2004, the EITF reached consensus on EITF Issue No. 03-6, "Participating Securities and the Two Class Method under FASB Statement No. 128" ("EITF 03-6"). EITF 03-6 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in the dividends and earnings of the company when, and if, it declares dividends on its common stock. EITF 03-6 also provides further guidance in applying the two-class method of calculating earnings per share, clarifying what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-6 is effective for fiscal periods beginning after March 31, 2004 and requires retroactive restatement of prior earning per share amounts. This statement does not affect the Company.

In June 2004, the FASB issued EITF Issue No. 02-14, "Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock." EITF Issue No. 02-14 addresses whether the equity method of accounting applies when an investor does not have an investment in voting common stock of an investee but exercises significant influence through other means. EITF Issue No. 02-14 states that an investor should only apply the equity method of accounting when it has investments in either common stock or in-substance common stock of a corporation, provided that the investor has the ability to exercise significant influence over the operating and financial policies of the investee. The accounting provisions of EITF Issue No. 02-14 are effective for the reporting period beginning after September 15, 2004. The Company is in the process of determining the effect, if any, of the adoption of EITF Issue No. 02-14 will have on the Company's financial position, results of operations, or cash flows.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." The amendments made by SFAS No. 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company does not believe the adoption of SFAS No. 151 will have a material impact on our financial position, results of operations or cash flows.

In December 2004, the FASB issued a revision of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS
123R). SFAS 123R supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." SFAS 123R is effective for interim reporting period that begins after June 15, 2005. The Company is in the process of determining the effect of the adoption of SFAS 123R will have on its financial position, results of operations, or cash flows.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67," which discusses the accounting and reporting of real estate timesharing transactions. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, and restatement of previously issued financial statements is not permitted. This statement does not affect the Company.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- an amendment of APB Opinion No. 29." The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged and provided an exception to the basic measurement principle (fair value) for exchanges of similar productive assets. That exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. This Statement eliminates the exception to fair value for exchanges of similar productive assets and replaces it with a general exception for exchange transactions that do not have commercial substance--that is, transactions that are not expected to result in significant changes in the cash flows of the reporting entity. The provisions of this Statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, applied prospectively. This statement does not affect the Company.

NOTE 2 - SUBSIDIARIES

The Company's wholly-owned subsidiaries are as follows:

         (1) Infornet Investment Limited (a Hong Kong corporation) ("Infornet HK") is a telecommunication and management network company providing financial resources and expertise in telecommunication projects. This subsidiary was originally incorporated as Micro Express Limited and was acquired at no cost. The name was changed to Infornet Investment Limited on July 18, 1997.

         (2) Infornet Investment Corp., (a Canadian corporation) ("Infornet Canada") is engaged in a similar line of business as that of the Company. The Company issued 5,000,000 shares of common stock to acquire this subsidiary for a total value of $65, representing organizational costs and filing fees.

         (3) Xinbiz (HK) Limited (a Hong Kong corporation) ("Xinbiz Ltd.") and Xinbiz Corp. (a British Virgin Islands corporation) ("Xinbiz Corp."). Both subsidiaries were inactive during 2004 and 2003.

         (4) Windsor Education Academy Inc., (a Canadian Corporation) ("Windsor") is engaged in providing English as a secondary language ("ESL") training program to foreign students.

         (5) Beijing Quicknet Telecommunication Corporation (a People's Republic of China ("PRC") corporation) ("Quicknet"). Quicknet is engaged in the development of software for mobile/wireless communication, in particular, that for Short Message Services ("SMS") (See Note 3).

NOTE 3 - ACQUISITION OF QUICKNET

On June 23, 2004, the Company completed the acquisition of a 49% equity interest from the shareholders of a short message system ("SMS") provider, Beijing Quicknet Telecommunication Corp. Ltd. ("Quicknet"), located in Beijing, China, through the issuance 6,120,000 at a deemed price of $0.50 per share (2,040,000 post-reverse split at a market price of $0.27 per share for a total of $550,800) shares of common stock of the Company. Due to the restrictions on foreign ownership of telecommunication companies in China, 2% of the equity interest of Quicknet is held by the management of Quicknet with Chinese citizenship and this 2% interest will be transferred back to the Company when the China government removes the restrictions. The Company has gained 51% control of QuickNet through a voting arrangement. The Company has an option to acquire the remaining 49% equity interest in Quicknet within the first year from the closing date for $4,000,000. The Company has another option to acquire this remaining 49% equity interest in Quicknet within the second year from the closing date for $5,000,000. As a general rule, the Company can pay these amounts by 50% in shares of the common stock of the Company and 50% in cash. The final percentage of shares versus cash can be negotiated between both parties.

Quicknet's financial information is incorporated into the consolidation of the Company effective June 30, 2004, as the transactions that occurred between the period from June 23, 2004 to June 30, 2004 were immaterial.

The value assigned to assets and liabilities acquired can be summarized as follows:


Cash and short term investments                                                  $  1,477,355
Accounts receivables                                                                   90,560
Prepaid expenses                                                                       10,998
Fixed assets, net                                                                      14,930
Goodwill                                                                              846,782
Accounts payables and accrued liabilities                                            (275,130)
Unearned revenue                                                                   (1,614,695)
                                                                                 ------------
Fair value of consideration issued - 2,040,000 common shares @ $0.27 per share   $    550,800
                                                                                 ============


The following pro forma information is based on the assumption that the acquisition took place as of beginning of the period (January 1, 2004), with comparative information for the immediately preceding period as though the acquisition had been completed at the beginning of that period:

                                                         2004          2003
                                                     ------------   ----------
Net sales                                            $  3,191,010   $  502,035
                                                     ============   ==========
Net income (loss)                                    $  3,258,277   $ (594,293)
                                                     ============   ==========
Basic and diluted earnings (loss) per share          $       0.22   $    (0.04)
                                                     ============   ==========

NOTE 4 - INVESTMENT IN THE LINK GROUP, INC. ("LINK")

Pursuant to a Share Exchange Agreement dated December 20, 2001, the Company paid $200,000 cash for 3,882,700 shares of The Link Group, Inc. ("Link").

Pursuant to a Subscription Agreement dated January 18, 2002, the Company paid $600,300 in a private placement of Link for 14,500,000 (pre-reverse one for four split) common shares at $0.0414 per share, as well as 10,875,000 special warrants convertible into 10,875,000 post-reverse one for four split common shares on or before January 31, 2004 at no additional consideration. The Company exercised the 10,875,000 special warrants on March 12, 2002. An option to purchase an additional 7,500,000 post-reverse one for four split common shares at $0.04 per share, or $300,000, until February 15, 2002, was also granted to the Company, which was not exercised.

By an agreement dated January 21, 2002, Link agreed to purchase all of the outstanding shares of Protectserve Pacific Ltd. ("PSP") through the issuance of 37,500,000 (post-reverse one for four split) common shares. Link has the right to buy back its shares at $0.001 per share from these individuals if PSP's after tax profit is less than Hong Kong $9 million dollars ("HKD") for the twelve months ending December 31, 2002. The buy back formula is for every HKD $333,333 that PSP falls short of the HKD $9 million after tax profit, Link can buy back one million (post-reverse one for four split) common shares from these individuals.

On February 18, 2002, the shareholders of Link approved the reverse split of the issued and outstanding common shares of Link at the ratio of one for four, thereby making the Company's total Link shares held equal to 15,370,675 shares, representing 28.8% of the total issued and outstanding shares of Link. On October 14, 2002, Link cancelled 8,300,000 outstanding common shares as part of the consideration of the disposition of its subsidiary company and thereafter the Company's holding in Link correspondingly increases to 34.1%. On March 28, 2003, Link issued 3,000,000 common shares and cancelled 14,000,000 common shares and thereafter the Company's holding in Link correspondingly changed to 24.8%. On August 5, 2003, Link cancelled 22,200,000 shares pursuant to a repurchase agreement and thereafter the Company's holding in Link correspondingly increased to 38.6%. On October 17, 2003, Link issued 36,000,000 shares for the acquisition of New Unicorn Holdings Ltd. and thereafter the Company's holding in Link correspondingly decreased to 20.26%.

The Company accounts for its investment in Link on the equity basis, which is carried at cost, adjusted for the Company's proportionate share of their undistributed earnings or losses. As of December 31, 2004, the investee company's financial statements were not sufficiently timely for the Company to apply the equity method currently and Link's shares were ceased trading over nine months. Therefore, the Management of the Company recorded an impairment of $172,250 on these shares and left a nominal value of $1 for this investment to Link.


                                                                       2004         2003
                                                                  ----------    ----------
Original cost of 15,370,675 shares of The Link Group, Inc.        $  800,300    $  800,300
Equity in undistributed earnings of investee company                (628,049)     (628,049)
                                                                  ----------    ----------
Investment - at equity                                               172,251    $  172,251
                                                                                ==========
Impairment on marketable securities                                 (172,250)
                                                                  ----------
                                                                  $        1
                                                                  ==========


NOTE 5 - PROPERTY AND EQUIPMENT

                                                 December 31,
                                            --------------------
                                               2004       2003
Equipment                                   $  24,832  $  24,832
Library                                         9,554      9,554
Furniture                                       9,975      9,975
                                            ---------  ---------
Total                                          44,361     44,361
Less : Accumlated depreciation                (37,812)   (34,491)
                                            ---------  ---------
Net book value                              $   6,549  $   9,870
                                            =========  =========

Depreciation charged to continuing operations amounted to $2,071 for 2004 and $7,394 for 2003. Depreciation included in discontinued operations amounted to $397 for 2003 and $746 for 2003.

NOTE 6 - DISCONTINUED OPERATIONS - INTERNET-RELATED SERVICES

On February 26, 2003, the Company entered into an agreement to sell the internet-related services provided in China to a subsidiary company of Sino-i.com Ltd., the latter a company listed on the Hong Kong Stock Exchange, for total consideration of RMB 20 million (approximately US$2,415,800). The transaction is subject to shareholders approval. Pursuant to Florida law, the Company was required to obtain shareholder approval for the sale of all or substantially all of the assets for a Florida corporation. However, if the assets do not represent all or substantially all of the business, the Board of directors can approve it without shareholder approval, which it did by written consent. Because there has been no operations or cash flows consolidated in the financial statements since 2001, the Company has eliminated this component from its ongoing operations and it does not have any significant continuing involvement in the operations of the component.

The gain on disposal of the internet-related business, together with the related assets and liabilities disposed of, is as follows:

Sales proceeds                                        $ 2,415,800
Less :   Current assets                                (1,992,665)
         Capital assets                                  (442,820)
         Current liabilities                            3,338,783
                                                      -----------
Gain on disposal of internet-related business         $ 3,319,098
                                                      ===========

The results of the discontinued internet-related services for year 2004 and 2003 are as follows:

                                           2004            2003
Revenue                                   $     -    $  2,372,554
Operating costs                                 -      (2,695,541)
                                          -------    -----------
Net profit (loss)                         $     -    $   (322,987)
                                          =======    ============

NOTE 7 - DISPOSAL OF DAWA BUSINESS GROUP INC. ("DAWA")

On June 30, 2004, the Company entered into a Share Exchange Agreement (the "2004 Share Exchange Agreement") with Windsor Education Academy Inc. ("Windsor"), Dawa Business Group Inc. ("Dawa") and 1041571 B.C. Ltd. ("1041571") whereby the Company exchanged 102 shares, or 51%, of the issued and outstanding common stock of Dawa to 1041571 in consideration for 98 shares, or 49%, of the issued and outstanding common stock of Windsor.

The Company first acquired the 102 shares of common stock of Dawa pursuant to a prior Share Exchange Agreement, dated July 3, 2003, (the "2003 Share Exchange Agreement") between the Company, Windsor, Dawa and 1041571 whereby the Company exchanged 98 shares, or 49%, of the issued and outstanding common stock of Windsor to 1041571 in consideration for 102 shares, or 51%, of the issued and outstanding common stock of Dawa. Prior to the 2003 Share Exchange Agreement, Windsor was a wholly owned subsidiary of the Company.

At the close of the 2004 Share Exchange Agreement, the Company became the beneficial owner of all of the issued and outstanding stock of Windsor and the Company ceased to own any of the common stock of Dawa. The 2004 Share Exchange Agreement did not involve any cash consideration.

The loss on disposal of Dawa, together with the related assets and liabilities disposed of, is as follows:

Sales proceeds                          $  26,862
Less :   Current assets                   (61,987)
         Fixed assets                      (1,617)
         Goodwill                         (60,312)
         Other assets                        (145)
         Current liabilities               55,907
                                        ---------
Loss on disposal of Dawa                $ (41,292)
                                        =========

The result of Dawa operations for the six months ended June 30, 2004 and the pro forma results of operations for the six months ended June 30, 2003, which are shown for comparison purposes assuming the Company acquired Dawa as of January 1, 2003, are as follows:

                               2004            2003
                            --------        --------
Revenue                     $  213,205      $  149,338
Operating costs               (213,567)       (146,149)
                            ----------      ----------
Net profit (loss)           $     (362)     $    3,189
                            ==========      ==========

NOTE 8 - INCOME TAXES

There are no current or deferred tax expenses for the years ended December 31, 2004 and 2003, due to the Company's loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities on the accompanying consolidated balance sheets is a result of the following:

                                      2004        2003
                                  ----------   ----------
Deferred tax assets               $  512,349   $  424,366
Valuation allowance               $ (512,349)    (424,366)
                                  ----------   ----------
Net deferred tax assets           $        -   $        -
                                  ==========   ==========

The net change in the valuation allowance are principally the result of net operating loss carryforwards. The Company has available net operating loss carryforwards of approximately $1,506,909 for tax purposes to offset future taxable income, which expire through 2024. All of the net operating loss carryforwards were generated by the parent company. The Company does not file a consolidated tax return because all of its subsidiaries are foreign corporations. Pursuant to the Tax Reform Act of 1986, annual utilization of the Company's net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% is deemed to occur within any three-year period.

A reconciliation between the statutory federal income tax rate and the effective income rate of income tax expense for the years ended December 31, 2004 and 2003 is as follows:

                                                    2004      2003
                                                   -----     -----
Statutory federal income tax rate                  -34.0%    -34.0%
Valuation allowance                                 34.0%     34.0%
                                                   -----     -----
Effective income tax rate                            0.0%      0.0%
                                                   =====     =====

NOTE 9 - SEGMENTS AND GEOGRAPHIC DATA


The Company's reportable segments are geographic areas and two operating segments, the latter comprised of mobile communication and ESL education. Summarized financial information concerning the Company's reportable segments is shown in the following table. The "Other" column includes corporate related items, and, as it relates to segment profit (loss), income and expense not allocated to reportable segments.


A. BY GEOGRAPHIC AREAS                                         CHINA            CANADA         OTHER          TOTAL
                                                            -----------     -----------      ----------   -----------
FOR THE YEAR ENDED DECEMBER 31, 2004
------------------------------------
Revenue from continuing operations                          $ 1,871,960     $   298,806      $       -    $ 2,170,766
Operating profit (loss)                                          55,906         (22,060)      (276,062)      (242,216)
Total assets                                                  6,362,416          75,925          8,689      6,447,030
Depreciation                                                          -           1,906            165          2,071
Interest income                                                  82,588              14              -         82,602
Gain from discontinued operations                             3,277,444               -              -      3,277,444
Equity loss in undistributed earnings of investee company             -               -        (81,273)       (81,273)
Investment in equity method investee                                  -               -              1              1

FOR THE YEAR ENDED DECEMBER 31, 2003
-------------------------------------
Revenue from continuing operations                          $         -     $   280,723      $       -    $   280,723
Operating profit (loss)                                          (2,395)       (110,325)       (77,990)      (190,710)
Total assets                                                  5,675,109         151,474        494,029      6,320,612
Depreciation                                                          -           6,680            714          7,394
Interest income                                                  15,049              12              5         15,066
Loss from discontinued operations                              (106,281)              -              -       (106,281)
Equity loss in undistributed earnings of investee company             -               -        (66,076)       (66,076)
Investment in equity method investee                                  -               -        253,524        253,524



B. BY OPERATING SEGMENTS                            Mobile          ESL
                                                communications   education      Other         Total
                                                --------------   ---------     ---------    -----------
FOR THE YEAR ENDED DECEMBER 31, 2004
--------------------------------------
Revenue from external customers                 $   1,871,960    $ 298,806     $       -    $ 2,170,766
Intersegment revenue                                        -            -             -              -
Interest revenue                                       82,588           14             -         82,602
Interest expense                                            -            -            69             69
Depreciation                                                -        1,710           361          2,071
Segment operation profit (loss)                        57,964      (11,230)     (288,950)      (242,216)
Segment assets                                      6,351,943       73,823        21,264      6,447,030
FOR THE YEAR ENDED DECEMBER 31, 2003
--------------------------------------
Revenue from external customers                 $           -    $ 280,723     $       -    $   280,723
Intersegment revenue                                        -            -             -              -
Interest revenue                                            -           12        15,054         15,066
Interest expense                                            -            -         6,565          6,565
Depreciation                                                -        6,451           943          7,394
Segment operation profit (loss)                             -      (63,208)     (127,502)      (190,710)
Segment assets                                              -       46,439     6,274,173      6,320,612


NOTE 10 - COMMON STOCK, STOCK OPTIONS AND WARRANTS

Common Stock

On June 24, 2004, the Company carried out a 3 for 1 reverse stock-split. Figures of prior periods have been retroactively restated to reflect the effect of the reverse stock-split.

Stock Options

The Company granted 2,136,000 incentive stock options on November 12, 1999 to certain directors, officers, employees and consultants of the Company who contributed services to the Company. These stock options were expired on November 12, 2004. On July 23, 2004, the Company granted incentive stock options for 1,155,000 shares at a price of $0.30 per share exercisable up to August 1, 2007, to five directors. All the options were vested immediately. (See Note 12)

Options outstanding at December 31, 2004 were 1,155,000 with option price of $0.30. No options were canceled, forfeited, or exercised during 2004. 2,136,000 stock options with an exercise price of $1.30 were expired during the year. The weighted average exercise price of the options outstanding and exercisable is $0.30 and the weighted average remaining contractual life is 2.6 years.

Warrants

On April 1, 2003, the Company extended its outstanding 5,884,990 (1,961,663 post-reverse split) Series "A" Share Purchase Warrants as follows:

(i) the exercise price of the Series "A" Share Purchase Warrants is adjusted to $0.50 ($1.50 post-reverse split) each and their term is extended to March 31, 2005: (Subsequently expired)
(ii) upon exercise of one Series "A" Share Purchase Warrants at $0.50 ($1.50 post-reverse split), the holder will receive one common share of the company and one Series "B" Share Purchase Warrant; and
(iii)the exercise price of the Series "B" Share Purchase Warrants isadjusted to $0.75 ($2.25 post-reverse split) each and their term is extended to March 31, 2006;
(iv) upon exercise of one Series "B" Share Purchase Warrant at $0.75 ($2.25 post-reverse split), the holder will receive one common share of the Company.

As of December 31, 2004, there were 5,884,990 and 10 Series "A" and Series "B" warrants outstanding respectively.

NOTE 11 - COMMITMENTS

Operating leases - The Company leases office space under various operating leases expiring through May 2005. Total rent expense charged to operations during 2004 and 2003 was $155,734 and $74,196, respectively. Future minimum rental commitments are (approximately) as follows: (2005: $123,624)

NOTE 12 - RELATED PARTY TRANSACTIONS

Options - The Company's five directors were granted 1,155,000 options to purchase shares at $0.30. All of the options are outstanding as of December 31, 2004.

Warrants - Richco Investors Inc. has 1,085,000 "A" warrants to purchase shares of common stock and has 1,085,000 "B" warrants to purchase shares of common stock. The Company's former President has 80,000 "A" warrants to purchase shares of common stock and has 80,000 "B" warrants to purchase shares of common stock. Another entity controlled by one of the directors of this Company has 190,000 "A" warrants and 190,000 "B" warrants. All of the warrants are outstanding as of December 31, 2004, and subsequently expired (see Note 10).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The following statutes and by-law provisions are the only statutes, charter provisions, by-laws, contracts or other arrangements known to the Registrant that insure or indemnify a controlling person, director or officer of the registrant in any manner against liability which he or she may incur in his or her capacity as such.

         Article V of the Registrant's Amended Articles of Incorporation provides that: the directors shall be protected from personal liability to the fullest extent permitted by law.

         Article VII of the Registrant's by-laws provides that:

Section 1. Right to Indemnification. The Corporation hereby indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

Section 2. Advances. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation.

Section 3. Savings Clause. If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each person described in Section 1 of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to the fullest extent permitted by law.

Florida General Corporation Law, Section 607.0850 provides that:

(1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

(4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

(a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

(b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(c) By independent legal counsel:

1. Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

2. If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

(d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

(5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

(6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



SEC registration fee........................................ $ 2,475.11
NASD registration fee....................................... $ 2,602.90
Printing expenses........................................... $15,000.00
Legal fees.................................................. $25,000.00
Accounting fees............................................. $ 2,500.00
Miscellaneous............................................... $   421.99
                                                             -----------
Total....................................................... $48,000.00

----------
* Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         Except as described herein, there were no other sales of unregistered securities during the last three years.

         On September 2, 2005, the Company issued 3,090,000 shares of the Company's common stock, $0.001 par value per share, (the "Shares"), to nine employees, including Yanli Jia, Aixiang Li, Jing Li, Xiao Liu, Kun Wang,
Kun Wei, Sheung Wai Yim, Fan Zhang, and Yongfu Zhu, upon exercise of the options granted pursuant to the 2005 Stock Option Plan.

         As of August 15, 2005, we sold 134 Units or 28,714,458 shares of the Company's Common Stock, par value $0.001 (the "Shares") and raised $3,350,000 in a private placement of our securities on a "best efforts - all or none basis." We received net proceeds of approximately $2,866,000, after deducting fees payable to the placement agent and expenses of the Offering. These fees included a 10% sales commission equal to $335,000, a 3% non-accountable expense allowance of $100,500 (less $25,000 that was already paid as a non-refundable advance), as well as other transaction and legal expenses. The Shares were offered to certain institutional and other accredited investors without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Sections 4(2) and 4(6) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

                                     EXHIBIT

  NUMBER  DESCRIPTION
  ------  -----------
   3.1    Articles of Incorporation, as amended(1)
   3.2    Amended By-Laws(2)
   4.1    Form of Debenture(3)
   4.2    Form of Class A Warrant(3)
   4.3    Form of Class B Warrant(3)
   4.4    2005 Stock Option Plan(4)
   4.5    Form of Stock Option Agreement(4)
  *5.1    Opinion of Robinson & Cole LLP
   5.2    Opinion of Stone, Rosenblatt & CHA(4)
  10.1    Debenture Purchase and Warrant Agreement(3)
  10.2    Business Plan(5)
  10.3    Share Exchange Agreement(6)
  10.4    Assets Transfer Agreement(7)
  10.5    Option Written Notice(8)
  10.6    Legal Letter(8)
  10.7    Share Purchase Agreement, as amended(8)
  21.1    Subsidiaries(9)
 *23.1    Consent of Robinson & Cole LLP.
 *23.2    Consent of Moen & Company.

 * filed with this Registration Statement

(1) Incorporated herein by reference from Exhibit to Current Report on Form 8-K filed August 26, 2005, file #000-26559.

(2) Incorporated herein by reference from Exhibit to Current Report on Form 8-K filed August 13, 2001, file #000-26559.

(3) Incorporated herein by reference from Exhibit to Current Report on Form 8-K filed on August 18, 2005, file #000-26559.

(4) Incorporated herein by reference from Exhibit to Registration Statement on Form S-8 filed on May 5, 2005, file #000-26559.

(5) Incorporated herein by reference from Exhibit to Current Report on Form 8-K filed on June 30, 2005, file #000-26559.

(6) Incorporated herein by reference from Exhibit to Current Report on Form 8-K filed on October 4, 2001, file #000-26559.

(7) Incorporated herein by reference from Exhibit to Current Report on Form 8-K filed on July 12, 2001, file #000-26559.

(8) Incorporated herein by reference from Exhibit to Current Report on Form 8-K filed on August 5, 2005, file #000-26559.

(9) Incorporated herein by reference from Exhibit to Annual Report on Form 10-KSB filed on May 5, 2005, file #000-26559.

ITEM 28. UNDERTAKINGS.

                        The registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

(6) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Vancouver, British Columbia, Canada on September 14, 2005.

                         CHINA MOBILITY SOLUTIONS, INC.

                         By: /s/ Angela Du
                         --------------------------------------
                         Angela Du, Chief Executive Officer


In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates stated.


               Signature                 Title                                                       Date
               ---------                 -----                                                       ----
/s/ Angela Du
------------------------------------   Chairman of the Board and Chief Executive              September 14, 2005
             Angela Du                 Officer (Principal Executive Officer)

/s/ Ernest Cheung
------------------------------------   Director                                               September 14, 2005
          Ernest Cheung


------------------------------------   Director                                                           , 2005
              Greg Ye




                                  EXHIBIT INDEX

Exhibit
Number     Description
------     -----------
5.1        Opinion of Robinson & Cole LLP
23.1       Consent of Robinson & Cole LLP
23.2       Consent of Moen & Company.